UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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NATERA, INC.

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natera™

2025 Notice of Annual Meeting and Proxy Statement

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Voluntary Electronic Delivery of Proxy Materials

A Sustainable Future Demands Informed Strategic Decisions Today

As part of our efforts to develop and maintain a strong ethos of sustainability, responsibility, and stewardship, we seek out commercial solutions to address sustainability-related risks and opportunities. We are proud of the reductions of our carbon footprint resulting from our recent sustainability initiatives, and intend to continue to strive for further improvements. Electronic delivery of proxy materials as described here is one such initiative.

We encourage our stockholders to elect to receive distributions of our Annual Report and Proxy Statement by electronic delivery, to help contribute to our sustainability efforts.

Electronic delivery offers many benefits, including:

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Quickest delivery of the proxy statement, annual report and related materials to stockholders
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Convenient online voting, available 24 hours a day
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Sustainability
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Reduced printing and mailing expense

You can change your preference at any time.

How to Elect Electronic Delivery
If you are a stockholder of record (meaning your shares of common stock are registered directly in your name with Computershare, our transfer agent)	If you are a beneficial owner (meaning your shares are held in “street name” in an account at a brokerage firm, bank, broker-dealer or other similar organization)
INTERNET www.proxyvote.com	MOBILE DEVICE Scan the QR code

Environmental Impact Statement

Combined with your adoption of electronic delivery of proxy materials, and the elimination of 23,749* printed sets of proxy materials, we can reduce the impact on the environment by:

Using 42.7 fewer tons of wood, or the equivalent of 256 trees
Using 272 million fewer BTUs, or the equivalent of the amount of energy used by 324 residential refrigerators for one year
Using 192,000 million fewer pounds of greenhouse gas emissions, including CO2, or the equivalent of 17.4 automobiles running for one year
Saving 229,000 gallons of water, or the equivalent of 165 clothes washers operating for one year
Eliminating 12,600 pounds of solid waste
Reducing hazardous air pollutants by 17.1 pounds

Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

*  Number of our stockholders in 2024 who elected to receive proxy materials electronically instead of hard copy.

April 24, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Natera, Inc. (the Annual Meeting) that will be held on Thursday, June 12, 2025 at 11:30 a.m. Pacific Time. The meeting will be held as a virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online, including viewing the meeting, submitting questions and voting, by visiting www.virtualshareholdermeeting.com/NTRA2025 on the meeting date and following the instructions contained on your notice of Annual Meeting, on your proxy card, or on the instructions accompanying your proxy materials.

Details regarding attending the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully.

Three individuals have been nominated for election as Class I directors to our board of directors at the Annual Meeting. In addition, we will ask stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, and to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement. We will also ask stockholders to approve an amendment to our 2015 Equity Incentive Plan. Our board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around April 24, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2024 (the 2024 Annual Report). The Notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.

Thank you for your ongoing support of Natera.

Very truly yours,

Steve Chapman

Chief Executive Officer and President

Your vote is important.

Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the virtual Annual Meeting. Please review the instructions on the Notice you received in the mail regarding each of these voting options. If you attend the virtual Annual Meeting, you will have the right to revoke your proxy and vote your shares. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Notice of Annual Meeting for 2025 Annual Meeting of Stockholders

When	Where	Who	How To Attend and Vote
Thursday, June 12, 2025 at 11:30 a.m. Pacific Time.

The Annual Meeting will be held in virtual meeting format at www.virtualshareholdermeeting.com/NTRA2025. There is no physical location for the Annual Meeting. For instructions on how to attend and vote your shares at the virtual Annual Meeting, see the information in the accompanying proxy statement in the section titled “Questions and Answers About Procedural Matters.”

You are entitled to vote if you were a record owner of Natera, Inc. common stock as of the close of business on April 15, 2025. A list of stockholders of record will be available during the 10 days prior to the Annual Meeting at our principal executive offices located at 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified herein or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement, vote by following the instructions in the Notice of Internet Availability of Proxy Materials (the Notice) that you received, and submit your proxy by the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. You may change or revoke your proxy at any time before it is voted at the virtual Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

Items of Business:		Board’s Voting Recommendation	More Information
1

To elect the three directors named in the proxy statement accompanying this notice to serve as Class I directors until the annual meeting of stockholders held in 2028 and until their successors are duly elected and qualified.

		“FOR each”	(page 7)
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	“FOR”	(page 14)
3	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement.	“FOR”	(page 16)
4	To approve an amendment to our Amended and Restated 2015 Equity Incentive Plan.	“FOR”	(page 17)

By order of the board of directors, Steve Chapman Chief Executive Officer and President

If you have any questions regarding this information or the proxy materials, please visit our website at www.natera.com or contact our investor relations department at 650-980-9190.

This notice of Annual Meeting, proxy statement, and accompanying form of proxy card are being made available on or about April 24, 2025.

The Notice will be mailed to stockholders of record on or about April 24, 2025. The Notice contains instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders and our 2024 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.

Meetings of the Board of Directors	32
Executive Sessions	33
Board Oversight of Risk	33
Director Compensation	33
Stockholder Communications with the Board of Directors	36
Corporate Responsibility and Sustainability	36

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders (the Annual Meeting) to be held at 11:30 a.m. Pacific Time on Thursday, June 12, 2025, and any postponements or adjournments thereof. The Annual Meeting will be held in a virtual meeting format only, and will be accessible by visiting www.virtualshareholdermeeting.com/NTRA2025. There is no physical location for the Annual Meeting. Beginning on or about April 24, 2025, we intend to begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2024 (the 2024 Annual Report and together with our proxy statement, the proxy materials). As used in this proxy statement, the terms “Natera,” the “Company,” “we,” “us,” and “our” mean Natera, Inc. and its subsidiaries unless the context indicates otherwise.

Proxy Summary

About The Meeting

Meeting Date & Time

Thursday, June 12, 2025 at 11:30 a.m. Pacific Time.

Virtual Meeting

The Annual Meeting will be held in virtual meeting format at www.virtualshareholdermeeting.com/NTRA2025. There is no physical location for the Annual Meeting.

Our Core Values

A person behind every sample

We treat every sample that comes to our labs as a real person, knowing that the work we do with these samples will have an impact on the lives and families behind them.

Embrace diversity

Our operations are built around a mosaic of people, ideas, and experiences.

Be accountable, take ownership

Responsibility is at the core of our organization. Patients rely on us to deliver accurate genetic information and support throughout their journey.

Think team

We work together, sharing a common purpose—our mission.

Lean and nimble

Our proprietary technology platform enables us to quickly innovate new solutions in cell-free genetic testing.

Show me the data

Data drives our decision-making processes. Our innovation within the genetic testing space is backed by a deep scientific foundation.

Be ready to change the world

Our focus is to improve the health of patients while creating a positive impact for our people, communities, and planet.

Integrity is in our DNA

We infuse every interaction with honesty, respect, and the utmost care.

About Natera

We are a diagnostics company with proprietary molecular and bioinformatics technology that we are applying to achieve our goal of making personalized genetic testing and diagnostics part of the standard of care to protect health, and inform earlier, more targeted interventions that help lead to longer, healthier lives.

Our cutting-edge cell-free DNA (cfDNA) technology platform combines novel molecular biology techniques with bioinformatics to measure genomic variations in tiny amounts of DNA, as small as a single cell. We’ve leveraged this technology to develop tests across three diverse fields of medicine - women’s health, oncology, and organ health.

Our tests are validated by more than 250 peer-reviewed publications, with more than 3 million patients studied. We operate laboratory facilities in Austin, Texas and San Carlos, California.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON
June 12, 2025.

The proxy statement and 2024 Annual Report are available at www.proxyvote.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our market opportunity, reimbursement coverage, product costs, financial performance, strategies, goals, and general business and market conditions, are forward-looking statements. Any forward-looking statements contained in this proxy statement are based upon our current plans, estimates, and expectations as of the date of this proxy statement, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including those discussed in our periodic reports and in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In addition, our performance and results in fiscal 2024 are not necessarily indicative of our performance and results in any future period. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this proxy statement may not occur and our actual results could differ materially and adversely from those anticipated or implied. As a result, you should not place undue reliance on our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement.

2025 Proxy Statement 1

Proxy Summary

Business Performance and Recent Strategic Highlights

$1,696.9 million Total revenues ~57% growth over 2023	Cumulative total returns assuming initial investment of $100 from January 2, 2020 to December 31, 2024
~3 million Total tests processed in 2024 23% increase over 2023 ~528,200 Oncology tests ~55% growth over 2023
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New products and capabilities: Launched a new cell-free DNA (cfDNA) Fetal RhD noninvasive prenatal test (Fetal RhD NIPT), to help prevent complications in future pregnancies, and a differentiated new feature (donor quantity score) for the Company’s Prospera Heart transplant test, enhancing detection of rejection for patients. In addition, in January 2025, the company announced its innovation roadmap in oncology, including new products and technologies in cancer testing.
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Improved patient access to care: Expanded Medicare and/or commercial coverage for several products, including Signatera, the company’s molecular residual disease test, and Prospera.
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Publication of clinical evidence: Bolstered library of clinical evidence with >250 cumulative peer-reviewed publications (>100 in oncology alone), and published the largest largest prospective donor-derived cell free DNA study in kidney transplantation.
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Presentation of critical datasets: Strengthened Natera’s presence at major medical meetings, having presented a total of >300 cumulative posters in oncology across multiple tumor types since 2017. In 2024, this included groundbreaking overall survival data in colorectal cancer, as well as compelling evidence in bladder cancer, breast cancer, lung cancer, and other histologies.
●
Support for testing: Ongoing endorsements and support from medical societies regarding the importance of renal genetic testing, along with updates to medical guidelines in February 2025 strengthening guidance on circulating tumor DNA for specific tumor types.
●
Acquisition of key assets: Acquired and integrated certain reproductive health assets from Invitae Corp. relating to NIPT and carrier screening, enabling Natera to support additional patients and providers.

2 2025 Proxy Statement

Proxy Summary

Our Board of Directors

The following is an overview of our Board of Directors as of April 1, 2025. Our Class I directors other than Mr. Healy are each standing for re-election at our 2025 Annual Meeting. Additional information about each director can be found starting on page 8 of this proxy.

Name	Class	Age	Director Since	Independent	Committee Membership			Other Public Company Boards
					AC	HCC	NCGCC
Roy Baynes Director	I	70	2018				M	3
Monica Bertagnolli Director	III	66	2025				M	-
Roelof F. Botha Lead Independent Director	III	51	2007				M	3
Rowan Chapman Director	II	54	2019		M	C		-
Steven Chapman Chief Executive Officer and Director	III	46	2019					-
James I. Healy** Director	I	60	2014		M	M		4
Gail Marcus Director	I	68	2017		M*		C	-
Matthew Rabinowitz Co-Founder and Executive Chairman of the Board	III	52	2005					-
Herm Rosenman Director	II	77	2017		C*	M		1
Jonathan Sheena Co-Founder and Director	II	52	2007					-
Ruth Williams-Brinkley Director	I	73	2023			M		1

AC Audit Committee	HCC Human Capital Committee	NCGCC Nominating, Corporate Governance and Compliance Committee
M Committee Member	C Committee Chair
* Audit committee financial expert ** Mr. Healy will cease to serve as a director following the Annual Meeting

2025 Proxy Statement 3

Proxy Summary

Board Skills, Expertise & Experience

C-Level	Business Operations
Diagnostic / Biotechnology / Oncology Industry	Financial
Data Aggregation / Application	Scientific / Clinical
Human Resource / Talent Development	Reimbursement / Managed Care
Business Strategy	Sales / Business Development
M&A	Technology
Cybersecurity

4 2025 Proxy Statement

Proxy Summary

Corporate Governance Highlights

Independence & Refreshment	73% (8 out of 11) directors are independent
Empowered lead independent director
Separated chairman of the board and chief executive officer roles; under Corporate Governance Guidelines, next board chair to be independent
Fully independent board committees
Regular executive sessions of independent directors at board and committee meetings
64% directors with tenure of less than ten years

Evaluation and Effectiveness

Annual board, committee, and individual director self-evaluations conducted by external legal counsel. Board and committee results presented to the full board of directors, with opportunity for full and frank discussion among the board; individual director results and feedback discussed among Executive Chairman, chair of nominating, corporate governance and compliance committee, and each director

Compensation Policies	Pay for performance: more than 90% of executive compensation is variable and at-risk, with a substantial portion that is performance-based
Balance and diversity: incentives are allocated between short- and long-term goals, and utilize a diverse set of financial and operational metrics
Guidance and expertise from independent compensation consultant, with compensation decisions made by reference to competitive peers

Our governance documents can be found at investor.natera.com/governance/governance-documents

2025 Proxy Statement 5

Proxy Summary

Executive Compensation Highlights

The following charts illustrate the pay mix of our CEO and of our other named executive officers (NEOs) in 2024. Our CEO’s pay mix comprised 94% variable, at-risk compensation. 50% of his total target compensation was performance-based, primarily in the form of performance-based restricted stock units (PSUs). 91% of our other NEOs’ total compensation was delivered as variable, at-risk compensation, and 48% of their total target compensation was performance-based, primarily in the form of PSUs.

CEO Pay Mix	Other NEO Pay Mix

6 2025 Proxy Statement

Proposal One

Election Of Directors

General

Our board of directors may establish the authorized number of directors from time to time by resolution. The number of authorized directors is currently eleven. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Our amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect authorize only our board of directors to fill vacancies on our board of directors until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our board of directors, unless a contrary instruction is indicated on the proxy.

In addition to the information set forth below regarding our director nominees and the skills that led our board of directors to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and their board of director duties.

Nominees

Three Class I directors have been nominated for election at the Annual Meeting, each for a three-year term expiring in 2028, or until such director’s successor has been duly elected and qualified. Our board of directors has nominated Roy Baynes, Gail Marcus, and Ruth Williams-Brinkley for re-election as Class I directors. James Healy is not standing for election and will cease to serve as a director following the Annual Meeting.

2025 Proxy Statement 7

Proposal One Election Of Directors

Information Regarding the Nominees and Other Directors

Nominees for Class I Directors With Terms Expiring in 2028

67 Since: 2018

Dr. Baynes has served as a member of our board of directors since July 2018. Since July 2022, Dr. Baynes has served as executive vice president and chief medical officer of Eikon Therapeutics, Inc., a privately-held biotechnology company. Previously, Dr. Baynes served as senior vice president and head of global clinical development at Merck Research Laboratories, the research division of Merck and Co., Inc., beginning in 2013, and as chief medical officer of Merck and Co, Inc., a global healthcare company, beginning in 2016. Prior to joining Merck Research Laboratories, Dr. Baynes served as senior vice president of oncology, inflammation and respiratory therapeutics at Gilead Sciences Inc., a biotechnology company, from 2012 to 2013 and the vice president global development and therapeutic area head hematology oncology at Amgen Inc., a biopharmaceutical company, from 2002 to 2012. Before joining Amgen, Dr. Baynes was the Charles Martin Professor of Cancer Research at the Barbara Ann Karmanos Cancer Institute, a National Cancer Institute-designated Comprehensive Cancer Center, at Wayne State University. Dr. Baynes has served as a director of Travere Therapeutics Inc. (formerly known as Retrophin, Inc.), a biopharmaceutical company, since July 2016, of Aardvark Therapeutics, Inc., a biopharmaceutical company, since December 2024, and of Nurix Therapeutics, Inc., a biopharmaceutical company, since February 2025, and previously served as a director of Atara Biotherapeutics, Inc., a biopharmaceutical company, from September 2018 until December 2022. Dr. Baynes also serves as a director of two privately held biotechnology companies. Dr. Baynes holds an M.D. and a Ph.D. from the University of the Witwatersrand, Johannesburg, South Africa. Our board of directors believes that Dr. Baynes is qualified to serve as a director based on his extensive experience in the biopharmaceutical industry and in the clinical development of oncology and other therapeutic products. Dr. Baynes currently serves on our nominating, corporate governance and compliance committee.

Roy Baynes, M.D., Ph.D. Director Age: 70 Director Since: 2018 Committees: Nominating, Corporate Governance and Compliance

65 Since: 2011

8 2025 Proxy Statement

Proposal One Election of Directors

Chief Executive Officer 43 Since: 2014
65 Since: 2011
Gail Marcus, D.H.A. Director Age: 68 Director Since: 2017 Committees: Nominating, Corporate Governance and Compliance (chair) Audit

Dr. Marcus has served as a member of our board of directors since March 2017. Dr. Marcus is currently an assistant professor of health professions at Hofstra University, and previously served as assistant professor and director of the Global Healthcare Management and Biomedical Informatics programs, and as department chair of the Pharmaceutical Business and Administrative Services program, at the Massachusetts College of Pharmacy and Health Sciences from April 2016 to July 2019. From 2015 to September 2017, Dr. Marcus served as a consultant and practice leader in the healthcare consulting practice of Exceptional Leaders International, a consulting company. From October 2012 to December 2015, Dr. Marcus served as chief executive officer and president of Calloway Laboratories, a provider of clinical toxicology laboratory services. Prior to that, Dr. Marcus held a variety of leadership roles with diagnostics, pharmacy benefit management and managed care companies. Dr. Marcus currently serves on the boards of directors of a number of private companies and non-profit organizations. She previously served on the board of directors of Triple S Management Corp., an insurance holding company, from 2017 to 2022, and served on the Centers for Medicare & Medicaid Services Advisory Panel on Clinical Diagnostic Laboratory Tests from 2015 to 2019. Dr. Marcus also serves on the board of directors of several private biotechnology companies. Dr. Marcus holds a CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University. Dr. Marcus holds a Bachelor of Arts in Spanish and Mathematics from Wesleyan University, an M.S.E. in Computer and Information Sciences from the University of Pennsylvania Moore School of Engineering, an M.B.A. from the Wharton School of the University of Pennsylvania, and a Doctorate of Health Administration from the Medical University of South Carolina. Our board of directors believes that Dr. Marcus is qualified to serve as a director based on her financial and managerial experience and service on other boards of directors. Dr. Marcus currently serves as the chair of our nominating, corporate governance and compliance committee and also serves on our audit committee.

67 Since: 2018

Ms. Williams-Brinkley joined our board of directors in March 2023. In January 2024, she formed RWB Advisory Services to focus on consulting and advisory services to healthcare organzations. Until January 2024, Ms. Williams-Brinkley served as president of Kaiser Foundation Health Plan of the Mid-Atlantic States, where she oversaw Kaiser Permanente’s care delivery and health plan operations in Washington, D.C., suburban Maryland, Baltimore, and Northern Virginia. Ms. Williams-Brinkley previously served as president of Kaiser Foundation Health Plan and Hospitals of the Northwest from November 2017 to June 2020. Prior to joining Kaiser Permanente, Ms. Williams-Brinkley served as president and chief executive officer of KentuckyOne Health, an affiliate of CommonSpirit Health and Kentucky’s largest integrated health system, from 2011 to 2017; as president and chief executive officer of Carondelet Health Network in Tucson, Arizona, an affiliate of Ascension Health, from 2008 to 2011; as president and chief executive officer of Memorial Health Care System in Chattanooga, Tennessee, an affiliate of CommonSpirit Health, from 2002 to 2008; and as corporate system vice president at CommonSpirit Health from 1998 to 2002. Ms. Williams-Brinkley has served on the board of directors of Travere Therapeutics, Inc., a biopharmaceutical company, since September 2021, and also currently serves on the board of directors of University of Phoenix and a number of not for profit organizations. Previously, she served as a member of the Board of Directors of Results Physiotherapy, a private care delivery company until it was acquired by Upstream Rehabilitation in 2021, and Chattem, Inc. until it was acquired by Sanofi in 2009. Earlier in her career, Ms. Williams-Brinkley held various nursing staff and management roles of increasing responsibility. Ms. Williams-Brinkley holds a Bachelor of Science and a Master of Science in nursing from De Paul University. Our board of directors believes that Ms. Williams-Brinkley is qualified to serve as a director based on her knowledge and extensive professional experience as a healthcare executive. Ms. Williams-Brinkley serves on our human capital committee.

Ruth Williams-Brinkley Director Age: 73 Director Since: 2023 Committees: Human Capital

2025 Proxy Statement 9

Proposal One Election Of Directors

Incumbent Class III Directors With Terms Expiring in 2027

Chief Executive Officer 43 Since: 2014
65 Since: 2011
Monica Bertagnolli Director Age: 66 Director Since: 2025 Committees: Nominating, Corporate Governance and Compliance

Dr. Bertagnolli previously served on our board of directors from November 2020 to August 2022, when she resigned due to her appointment as Director of the National Cancer Institute (NCI). Dr. Bertagnolli rejoined our board of directors in March 2025. Dr. Bertagnolli served as Director of the NCI from October 2022 toNovember 2023, and as the Director of the National Institutes of Health fromNovember 2023 to January 2025. Prior to that, from 1999-2022 Dr. Bertagnolli held various roles at Harvard Medical School, including professor of surgery in the field of surgical oncology. During this time Dr. Bertagnolli was also an associate surgeon in the Surgical Oncology division at Brigham and Women’s Hospital and Dana-Farber Cancer Institute; she was previously, from 2007-2018, chief of the Surgical Oncology division at Brigham and Women’s Hospital and Dana-Farber/Brigham and Women’s Cancer Center. Dr. Bertagnolli currently serves on the board of directors of Friends of Cancer Research, and on the scientific advisory board of a private biopharmaceutical company. Dr. Bertagnolli previously served, among others, as chair of the board of directors of the American Society of Clinical Oncology (ASCO) from 2020-2021; as group chair and president of the Alliance for Clinical Trials in Oncology Foundation from 2011-2022; and as chief executive officer of Alliance Foundation Trials, LLC from 2014-2022. Dr. Bertagnolli also served, among others, on the board of directors of the American Cancer Society from 2020-2022; Prevent Cancer Foundation from 2018-2022; and on numerous committees and advisory boards. Dr. Bertagnolli holds a BSE in Biochemical Engineering from Princeton University, an M.D. from the University of Utah School of Medicine, and an M.A. in the Science of Medicine from Harvard University. Our board of directors believes that Ms. Bertagnolli is qualified to serve as a director based on her career as a leading oncology researcher and her extensive clinical experience in oncology. Ms. Bertagnolli serves on our nominating, corporate governance and compliance committee.

48 Since: 2007
Roelof Botha	66 Since: 2017

Mr. Botha has served as a member of our board of directors since 2007. Mr. Botha has been with Sequoia Capital, a venture capital firm, since 2003, and has been a managing member of Sequoia Capital Operations, LLC since 2007. From 2000 to 2003, Mr. Botha served in a number of roles at PayPal, Inc., ultimately as the chief financial officer. Mr. Botha currently serves on the board of directors of Block, Inc. (formerly Square, Inc.), a provider of payments, financial and marketing services; MongoDB, Inc., a document-oriented database program developer; Unity, Inc., a 3D and VR content development platform; and a number of private companies. Mr. Botha has previously served on the board of directors of 23andme, a personal genetics company, from September 2017 through September 2024; Bird Global, a last-mile electric vehicle sharing company, from May 2018 through December 2022; and Eventbrite, Inc., an event management and ticketing platform, from October 2009 through June 2022. Mr. Botha holds a Bachelor of Science in Actuarial Science, Economics, and Statistics from the University of Cape Town and an M.B.A. from Stanford University. Our board of directors believes that Mr. Botha is qualified to serve as a director based on his financial, investment, and managerial experience, his service on other public and private company boards of directors and his familiarity with life sciences and technology companies. Mr. Botha is our Lead Independent Director and currently serves on our nominating, corporate governance and compliance committee.

Roelof Botha Lead Independent Director Age: 51 Director Since: 2007 Committees: Nominating, Corporate Governance and Compliance

10 2025 Proxy Statement

Proposal One Election of Directors

Chief Executive Officer & President 44 Since: 2019
Steven Chapman Director Chief Executive Officer & President Age: 46 Director Since: 2019

Mr. Chapman has served as a member of our board of directors and as our Chief Executive Officer since January 2019. Before his appointment as CEO, Mr. Chapman held a number of other leadership positions at our company, including Chief Operating Officer. Prior to joining our company in 2010, Mr. Chapman worked at Genzyme Genetics Corp., a biotechnology company. He began his career as a researcher in the department of human genetics at the University of California Los Angeles (UCLA). Mr. Chapman serves on the board of directors for the American Clinical Laboratories Association. In 2024, he was named one of the top healthcare technology CEOs by Healthcare Technology Report, as well as BioTechnology Innovator of the Year by BioTech Breakthrough. Mr. Chapman has also co-authored scientific papers in the areas of reproductive health and organ health. Mr. Chapman holds a Bachelor of Science in Microbiology, Immunology and Molecular Genetics from UCLA. Our board of directors believes that Mr. Chapman is qualified to serve as a director based on his experience in various management and executive roles at our company and his experience in the biotechnology field.

Chief Executive Officer 43 Since: 2014

Dr. Rabinowitz is a co-founder of our company and currently serves as our Executive Chairman. Dr. Rabinowitz served as our Chief Executive Officer from 2005 to January 2019, and has served as a member of our board of directors since 2005. He served as Chairman of our board of directors from May 2015 to January 2019, at which time he assumed the role of Executive Chairman. Prior to co-founding our company, Dr. Rabinowitz served from 2000 to 2003 as chief executive officer and from 2003 to 2007 as chief technology officer of Rosum Corporation, a location services technology company. Dr. Rabinowitz served as a consulting professor at Stanford University from 2004 to 2012 and as visiting faculty in the genetics department of Harvard University from 2018 to 2019. Dr. Rabinowitz has authored over 100 patents and publications in signal processing, machine learning, bio-informatics, and high-throughput genetic testing. He received the Scott Helt Memorial Award from the Institute of Electrical and Electronics Engineers and companies he founded have twice received the Technology Pioneer Award from the World Economic Forum and thrice received Edison Awards in the United States. In 2024, Dr. Rabinowitz was named R&D Leader of the Year by R&D World. He currently serves as a member of the board of directors or advisory board of a number of private technology companies. Dr. Rabinowitz holds a Bachelor of Science degree in Engineering and Physics, a Master of Science in Electrical Engineering, and a Ph.D. in Electrical Engineering, from Stanford University. Our board of directors believes that Dr. Rabinowitz is qualified to serve as a director based on his experience as our co-founder and Chief Executive Officer, his in-depth knowledge of our technologies and their potential in new applications, his private company board experience, and his experience in the life sciences and technology industries.

Matthew Rabinowitz, Ph.D Executive Chairman Co-Founder Age: 52 Director Since: 2005

2025 Proxy Statement 11

Proposal One Election Of Directors

Incumbent Class II Directors With Terms Expiring in 2026

51 Since: 2019
Rowan Chapman, Ph.D. Director Age: 54 Director Since: 2019 Committees: Human Capital (chair) Audit

Dr. Chapman joined our board of directors in August 2019. Dr. Chapman is a co-founder of and advisor to Initiate Studios, a life sciences incubator, and BEVC, an early-stage investment fund, and is an adjunct lecturer in the department of bioengineering at Stanford University. She also served as chief business officer of Dynamics Special Purpose Corporation from March 2021 to June 2022. Prior to this, she served as head of Johnson & Johnson Innovation, Western North America, Australia and New Zealand from January 2017 to August 2019. Previously, Dr. Chapman held various roles with General Electric Company from 2012 to 2016, including as head of precision diagnostics at GE Healthcare Life Sciences, managing director of New Business Creation at GE Ventures, and head of healthcare investing at GE Ventures. Prior to that, she held operational roles in early and growth-stage startups and was a partner at Mohr Davidow Ventures for over 11 years, gaining extensive experience as a board member and board advisor for a wide variety of technology and data-enabled companies. Dr. Chapman currently serves as a member of the board of a venture capital fund as well as a number of private companies. Dr. Chapman is NACD (National Association of Corporate Directors) Directorship Certified®. Dr. Chapman holds a Bachelor of Arts degree in Biochemistry and a Doctor of Philosophy degree in Biochemistry and Molecular Biology from the University of Cambridge, United Kingdom. Our board of directors believes that Dr. Chapman is qualified to serve as a director based on her business development, operating and investment experience in the healthcare and biopharmaceutical industries. Dr. Chapman currently serves as the chair of our human capital committee and as a member of our audit committee.

Chief Financial Officer 74 Since: 2017

Mr. Rosenman has served as a member of our board of directors since February 2017, and served as our Chief Financial Officer from February 2014 to January 2017. Prior to joining our company, he held the position of senior vice president — finance and chief financial officer at Gen-Probe Incorporated, a developer, manufacturer and marketer of diagnostic and screening products using nucleic acid probes, from June 2001 to August 2012, when Gen-Probe was acquired by Hologic, Inc., a developer, manufacturer and supplier of diagnostic products, medical imaging systems, and surgical products. From April 2012 to February 2014, Mr. Rosenman focused on his board memberships. Mr. Rosenman has served on the board of directors of DermTech, a molecular dermatology company, since 2017. Mr. Rosenman also previously served on the board of directors of Oxford Immunotec Global PLC, a commercial-stage diagnostics company, from 2017 to 2021, when the company was acquired by PerkinElmer; Vivus, Inc., a biopharmaceutical company, from 2013 to 2021; as well as Medistem, Inc., a stem cell therapy company, ARYx Therapeutics Inc., a private drug discovery and development company, Infinity Pharmaceuticals, Inc., a drug discovery and development company, and a number of privately held companies. Mr. Rosenman holds a B.B.A. in Accounting and Finance from Pace University and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. Our board of directors believes that Mr. Rosenman is qualified to serve as a director based on his experience as our chief financial officer, his experience in the biopharmaceutical industry and his experience serving on the boards of directors of other companies. Mr. Rosenman currently serves as the chair of our audit committee and also serves on our human capital committee.

Herm Rosenman Director Age: 77 Director Since: 2017 Committees: Audit (chair) Compensation

12 2025 Proxy Statement

Proposal One Election of Directors

Jonathan Sheena Director Co-Founder Age: 52 Director Since: 2007

Mr. Sheena is a co-founder of our company, and served as our Chief Technology Officer from 2007 to December 2020. Mr. Sheena has served as a member of our board of directors since 2007. Prior to co-founding our company, Mr. Sheena co-founded PhoneSpots, Inc. (formerly PocketThis, Inc.), a mobile technology company serving mobile carriers worldwide, in 1999. Mr. Sheena held various roles at PhoneSpots, Inc. from June 1999 to December 2007, including vice president of product management and chief technology officer. Mr. Sheena holds a Bachelor of Science in Electrical Engineering and Computer Science, and a Master of Engineering in Electrical Engineering and Computer Science, from the Massachusetts Institute of Technology. Our board of directors believes that Mr. Sheena is qualified to serve as a director based on his experience as our co-founder and Chief Technology Officer, his in-depth knowledge of our technologies, his experience with entrepreneurial companies, and his particular familiarity with technology companies.

See “Corporate Governance” and “Corporate Governance — Director Compensation” below for additional information regarding our board of directors.

Family Relationship

Our Chief Legal Officer, Daniel Rabinowitz, is the brother of our Executive Chairman, Matthew Rabinowitz. Please see Daniel Rabinowitz’s biography in the section titled “Executive Officers” below. Other than this relationship, there are no family relationships among any of our directors or executive officers.

Vote Required

The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I NOMINEES NAMED ABOVE.

2025 Proxy Statement 13

Proposal Two
Ratification of the Appointment of Independent Registered Public Accounting Firm

General

Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2025. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2011.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the company and its stockholders.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because it values our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will attend the virtual Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Vote Required

The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of this proposal. If this proposal does not receive the affirmative vote of a majority of the votes cast on the proposal, the audit committee will reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees(1)	$3,251,000	$3,191,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$3,251,000	$3,191,000
(1)

Audit Fees: This category represents fees for professional services provided in connection with the integrated audit of our consolidated financial statements and of our internal control over financial reporting, review of our quarterly condensed consolidated financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged Ernst & Young LLP, including our registered public offerings.

(2)

Audit-Related Fees: This category includes due diligence services in connection with consummated and proposed acquisitions. We did not incur any Audit-Related Fees in the years ended December 31, 2024 and 2023.

(3)	Tax Fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation. We did not incur any Tax Fees in the years ended December 31, 2024 and 2023.
(4)	All Other Fees: This category consists of subscription fees for accounting standards and financial reporting content database.

14 2025 Proxy Statement

Proposal Two Ratification of the Appointment of Independent Registered Public Accounting Firm

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee, or the chair of our audit committee, if such approval is needed between meetings of the audit committee, pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All audit services for 2024 were pre-approved by our audit committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

2025 Proxy Statement 15

Proposal Three
Advisory Vote on Executive Compensation

In accordance with SEC rules, stockholders are being asked to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement. This is commonly referred to as a “Say-On-Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. As described further in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation program are to attract, retain and motivate highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees’ long-term interests with those of our stockholders.

Our human capital committee has continued to utilize a compensation program that encourages, incentivizes and rewards performance. Our human capital committee believes that this philosophy significantly contributed to our success in the year ended December 31, 2024, which was another milestone year for us, driven by strong performance in our financial and operating results, clinical data generation, innovation in our product portfolio, particularly in oncology, and commercial activities across all areas of focus in the business.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2025 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the 2024 Summary Compensation Table and the accompanying tables and narrative, including the “Compensation Discussion and Analysis.”

Vote Required

The affirmative vote of a majority of votes cast is required to approve, on an advisory (non-binding) basis, this “Say-On-Pay” Proposal. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the meeting.

This “Say-On-Pay” vote is advisory, and therefore not binding on our human capital committee or board of directors. Our board of directors and our human capital committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs. We have determined to hold an advisory vote to approve, on a non-binding basis, the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2026 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

16 2025 Proxy Statement

Proposal Four

Approval of Amendment to the Amended and Restated 2015 Equity Incentive Plan

The Background of the Amendment

We are asking stockholders to approve an amendment to our Amended and Restated 2015 Equity Incentive Plan (the Equity Plan), to increase the number of shares authorized for issuance by 3,600,000 shares of our common stock. Our board of directors has approved the amendment to the Equity Plan (the Amendment), subject to stockholder approval at the Annual Meeting. As of March 31, 2025, 3,943,389 shares remained available for grant under the Equity Plan. As of such date, awards covering 13,793,070 shares were outstanding under the Equity Plan. Other than to increase the shares available under the Equity Plan, the Amendment effects no other material changes to the Equity Plan.

Our human capital committee and our board of directors believe that this share increase is necessary to ensure that we continue to have a sufficient reserve of shares available to enable us to make equity award grants that attract and retain the services of highly qualified individuals essential to our long-term growth and success, motivate the high levels of performance required to achieve our goals, and recognize employee efforts that contribute to our success. In particular, maintaining a sufficient equity pool is especially important given expected continued growth in our headcount in 2025. In addition, equity compensation is a critical component of overall compensation, and we believe is a competitive necessity in the biotechnology sector in which we operate as well as in the geographic areas in which our office and laboratory facilities are located.

Why Stockholders Should Vote to Approve the Amendment

Equity Compensation Is Important in a Competitive Labor Market

In the biotechnology industry, and particularly in the San Francisco Bay Area and in Austin, Texas where we have offices and laboratory facilities, there is significant competition for experienced and educated individuals with the skills necessary to execute our strategy and advance our business. Our success depends on our ability to attract and retain such highly qualified personnel. To compete in a competitive market for talent, we believe that it is important to offer competitive compensation packages that include equity and cash components. Equity compensation is an important part of our employment value proposition.

Equity Awards Are a Key Part of Our Compensation Program

Equity compensation is a key element of the total compensation we provide because equity grants align our employees’ and directors’ interests with those of our other stockholders, effectuate a culture of ownership among our employees and other recipients, and preserve our cash resources. Equity incentives link long-term performance and payouts through the value of our shares. We believe that employees and other recipients with a personal stake in our future success are motivated to achieve our objectives and increase stockholder value. These unique and valuable aspects of equity compensation have made it a key element of our compensation strategy, and thus we grant equity compensation to individuals across multiple levels of our organization to provide opportunities to participate in ownership of the Company.

Equity Compensation Is Important to Talent Acquisition and Retention

Equity compensation is important to our ability to attract, motivate and retain employees and officers and, as noted above, to be successful in the competitive market in which we operate for highly skilled individuals. We use equity incentives as a key tool to motivate and reward recipients to execute our long-term strategy and, through their

2025 Proxy Statement 17

Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

equity, share in the stockholder value they create. Long-term equity grants also promote retention because recipients usually must remain in service in order for their equity to vest.

Monitoring of Dilution, Burn Rate and Overhang

In connection with contemplating the number of shares to authorize for issuance pursuant to the Amendment, our human capital committee considered the potential dilution to current stockholders, as measured by the burn rate and overhang, and projected future share usage, among other factors. Our human capital committee is cognizant that our equity compensation programs have a dilutive effect on our stockholders, and continuously strives to balance this concern with our need to compete for, retain, and motivate employee talent using practices that are prevalent in the market, including equity grants. Our human capital committee monitors our burn rate to help ensure that we continue to maintain an appropriate balance between the number of equity incentive awards necessary to attract, reward, and retain employees and service providers, and stockholder dilution. In each of the years ended December 31, 2022, 2023, and 2024, our gross burn rate was 5.39%, 5.73%, and 4.33%, respectively. Taking into consideration these relevant factors, our board of directors and our human capital committee determined that an appropriate and reasonable request is for a share increase in an amount equal to the number of shares covered by equity awards anticipated to be granted during the year ending December 31, 2025, representing a burn rate of 2.65%.

If the Amendment is approved, potential dilution from existing outstanding equity awards plus shares available for future awards, each as of March 31, 2025, and the 3,600,000 additional shares proposed to be reserved for issuance, totals 15.7% of shares outstanding. Of this, approximately 1.9% of shares outstanding represent outstanding vested stock options held by our co-founder and executive chairman, reflecting his continued confidence and belief in our company’s business and long term prospects. One data point that our board and our human capital committee considered is how our additional share proposal compares to those of comparable companies. Compared to the potential share dilution resulting from share requests in 2024 of companies in our Global Industry Classification Standard industry group with a market capitalization between $1 billion and $40 billion, our total potential equity dilution of 15.7% as of March 31, 2025 is positioned well below the median of 21.01% dilution for this group, at the 21st percentile of such requests. Compared to these companies, our share request, which represents 2.65% of our common shares outstanding, is positioned well below the median of 4.25%, and equates to the 18th percentile of such requests.

The Size of Our Share Reserve Request Is Reasonable

If our request to approve the Amendment is approved, we will have approximately 7,543,389 shares available for grant after the Annual Meeting. The size of our request is reasonable as it is based on the number of shares covered by equity awards anticipated to be granted during the current year, and would enable us to remain competitive in our hiring practices and in pursuing our strategic goals. Our human capital committee anticipates that we will likely again request an increase in shares for the Equity Plan at our 2026 annual stockholders’ meeting. In making this determination, our human capital committee considered our recent historical grant practices as well as the potential impact of anticipated future employee hiring, in particular in light of our strategic initiatives and growth plans for our business. However, while this estimate is based on our current plans and operating assumptions, there can be no guarantee that future events, including changes in future business conditions and our stock price, will not require us to grant equity awards more rapidly or slowly than currently expected.

Reasons for the Proposal

Stockholder approval of the Amendment is necessary in order for us to (1) meet the stockholder approval requirements of the Nasdaq Stock Market (Nasdaq) and (2) grant incentive stock options (ISOs).

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Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

Consequences if the Amendment is Not Approved

If the Amendment is not approved by our stockholders, the Equity Plan will continue in effect but we will be subject to the current share limit set forth in the Equity Plan. We believe our ability to recruit, retain and incentivize top talent will be adversely affected if the Amendment is not approved. The Equity Plan is the only plan that allows us to grant equity awards to our current employees and other service providers. If we do not have sufficient shares reserved to grant equity awards under the Equity Plan, we will be forced to increase the cash component of our compensation programs, which we believe will adversely impact our business and our ability to retain and motivate our employees.

Material Terms of the Equity Plan

The material terms of the Equity Plan are summarized below. This summary, however, is not intended to be a complete description of the Equity Plan and is qualified in its entirety by reference to the complete text of the Equity Plan, as proposed to be amended, which is attached to this proxy statement as Appendix A. To the extent there is a conflict between the terms of this summary and the Equity Plan, the terms of the Equity Plan will control.

Types of Awards

The Equity Plan provides for the grant of stock options to purchase shares of our common stock (including ISOs or nonstatutory stock options (NSOs)), stock appreciation rights (SARs), restricted shares, and stock units (collectively, awards).

Eligibility

Employees (including officers), non-employee directors, and consultants who render services to us or our affiliates (whether now existing or subsequently established) are eligible to receive awards under the Equity Plan. As of March 31, 2025, approximately 5,135 persons (including six executive officers and eight non-employee directors) were eligible to participate in the Equity Plan.

Administration

The Equity Plan may be administered by our board of directors or by one or more committees to which the board of directors delegates such administration (as applicable, the Administrator). Our human capital committee acts as the Administrator of the Equity Plan pursuant to a delegation of authority from our board of directors, and the human capital committee has complete discretion to make all decisions relating to the Equity Plan and outstanding awards, including modifications of outstanding awards within the limitations of the Equity Plan.

Share Reserve

The aggregate number of shares of our common stock that may be issued under the Equity Plan, as proposed to be amended, shall not exceed the sum of (a) 27,798,178 shares, (b) the number of shares reserved under the Company’s 2007 Stock Plan, as amended (the 2007 Plan) that were not issued or outstanding on the date the Equity Plan was approved by our stockholders, (c) any shares that were outstanding under the 2007 Plan on the date the Equity Plan was approved by our stockholders and that subsequently expire or lapse unexercised and shares issued pursuant to the awards granted under the 2007 Plan that are outstanding on the date the Equity Plan was approved by our stockholders and are subsequently forfeited or repurchased by us, and (d) the additional shares returned to the share reserve pursuant to the following paragraph, provided that no more than 694,730 shares, in the aggregate, shall be added to the Equity Plan pursuant to clauses (b) and (c).

In general, to the extent that awards under the Equity Plan are forfeited or expire for any reason before being exercised or settled in full, the shares subject to such awards shall again become available for issuance under the Equity Plan. If SARs are exercised or stock units are settled, then only the number of shares (if any) actually issued to the participant shall reduce the number of shares available under the Equity Plan. If restricted shares or shares issued upon exercise of options are reacquired by us pursuant to a forfeiture provision, repurchase right or for any other reason, then such shares shall again become available for issuance under the Equity Plan. Shares

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Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

applied to pay the exercise price of options or to satisfy tax withholding obligations related to an award shall again become available for issuance under the Equity Plan. Further, to the extent an award is settled in cash rather than shares, the cash settlement shall not reduce the number of shares available under the Equity Plan.

In addition, the number of shares that we may issue under the Equity Plan will not be reduced by the number of shares subject to any awards we grant in substitution or assumption of any outstanding awards that were previously issued by a corporation acquired by us, provided that shares subject to any award that is assumed or substituted by us will not again become available for grant to the extent the assumed or substituted award is later forfeited, expired or settled in cash.

Annual Limit on Compensation of Non-Employee Directors

The aggregate grant date fair value of awards granted to each non-employee director during any fiscal year, together with the value of any cash compensation paid to the non-employee director during such fiscal year, may not exceed $900,000 per non-employee director. This limit is increased to $1,250,000 in the fiscal year a non-employee director is initially appointed or elected to our board of directors. Compensation paid to an individual for services as an employee or consultant, but not as a non-employee director, will not count towards these limitations.

Incentive Stock Option Limit

No more than 28,492,908 shares of our common stock may be issued under the Equity Plan, as proposed to be amended, upon the exercise of ISOs.

No Repricings

Other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions, unless stockholder approval is obtained, neither the Administrator nor any other person may decrease the exercise price of any outstanding option or SAR after the date of grant, cancel, buyout, or allow an optionee to surrender an outstanding option or SAR to us for cash or as consideration for the grant of a new option or SAR with a lower exercise price or the grant of another type of award the effect of which is to reduce the exercise price of any outstanding option or SAR or take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market.

Stock Options and Stock Appreciation Rights

The per share exercise price of stock options granted under the Equity Plan is determined by the Administrator in its discretion; provided, however, that unless an option is intended to comply with Code Section 409A, the exercise price may not be less than 100% of the fair market value of a share of our common stock on the date the option is granted. The exercise price of options granted under the Equity Plan may be paid in cash or, with the Administrator’s consent:

●	with shares that the optionee already owns;
●	by an immediate sale of the option shares through a broker approved by us;
●	by a net exercise procedure, if approved by us; or
●	by any other form consistent with applicable laws, regulations and rules.

An optionee who exercises a SAR receives the increase in value of a share of our common stock over the exercise price. The exercise price for SARs may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted. Amounts paid with respect to SARs may be made in cash, in shares, or any combination thereof.

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Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

Options and SARs vest as determined by the Administrator at the time of grant. Options and SARs expire at the time determined by the Administrator, up to a maximum of ten years from the date of grant. They generally expire earlier if the optionee’s service terminates prior to the expiration of the original term.

The aggregate fair market value, determined at the time of grant, of shares of our common stock that are exercisable with respect to ISOs for the first time by an optionee during any calendar year under all of our equity plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Shares

Restricted shares may be granted under the Equity Plan in consideration for (a) cash or cash equivalents, (b) property, (c) past or future services, (d) full-recourse promissory notes, (e) cancellation of other equity awards or (f) any other form of legal consideration approved by the Administrator. Restricted shares may be subject to vesting, which is tied to service, attainment of performance-based conditions, or a combination of both, as determined by the Administrator. Recipients of restricted shares generally have all of the rights of a stockholder with respect to those shares, including voting rights, however any dividends and other distributions on restricted shares will generally be subject to the same conditions and restrictions as the underlying shares to which they were paid.

Stock Units

Stock units may be granted under the Equity Plan for no consideration. In general, these awards will be subject to vesting, as determined by the Administrator. Vesting may be tied to length of service, attainment of performance-based conditions, or a combination of both, as determined by the Administrator. Settlement of vested stock units may be made in cash, shares or any combination thereof, as determined by the Administrator. Recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the Administrator’s discretion and pursuant to the Equity Plan, dividend equivalents on stock units will be subject to the same vesting conditions and restrictions as the stock units to which they attach.

Changes in Capital Structure

In the event of certain changes in our capitalization, including a stock split, a stock dividend, or a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, adjustments will automatically be made to (a) the number and kind of shares reserved for issuance under the Equity Plan and the limit on ISOs, and (b) the number and kind of shares subject to each outstanding award and/or the exercise price of each outstanding award. In the event of an extraordinary dividend, a recapitalization, a spin-off or similar occurrence, the Administrator shall, in its sole discretion, make one or more of the foregoing adjustments as it deems appropriate.

Corporate Transactions

In the event that we are a party to a merger, consolidation, or a change in control transaction, all outstanding awards will be governed by the terms of the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which we are a party, in a manner determined by the Administrator). Such treatment may include any of the following actions with respect to each outstanding award:

●	the continuation, assumption, or substitution of an award by the surviving entity or its parent;
●	the cancellation of an outstanding award after an opportunity to exercise or the cancellation of an outstanding award in exchange for a payment equal to the value of the vested shares subject to such award less any applicable exercise price; or

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Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

●	the assignment of any reacquisition or repurchase rights held by us in respect of an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights).

The Administrator also has the discretion, either at the time an award is granted or at any time while the award remains outstanding, to accelerate the vesting upon the occurrence of a change of control, whether or not the award is to be assumed or replaced in the transaction, or in connection with a termination of the participant’s service following the transaction.

For this purpose, a change in control transaction includes:

●	any merger or consolidation of us where persons who were not our stockholders prior to such merger or consolidation own 50% or more of the total voting power of the surviving entity or its parent;
●	the sale or other disposition of all or substantially all of our assets;
●	a change in the composition of our board of directors as a result of which members of our board of directors (Incumbent Board) cease for any reason to constitute at least a majority of the members of our board of directors over a period of twelve months, unless the appointment or election of any new board member was approved or recommended by a majority vote of the members of the Incumbent Board; or
●	any person acquiring beneficial ownership of more than 50% of our total voting power.

Clawback Policy

All awards granted under the Equity Plan, all amounts paid under the Equity Plan, and all shares of our common stock issued under the Equity Plan will be subject to recoupment, clawback or recovery by us in accordance with applicable law and policy adopted by us.

Amendments or Termination

Our board of directors may amend or terminate the Equity Plan at any time and for any reason and no awards will be made under the Equity Plan after it is terminated. If not terminated earlier by our board of directors, the Equity Plan will automatically terminate ten years after the later of (a) the date when our board of directors approved the Equity Plan or (b) the date when our board of directors approves the most recent increase in our share reserve that is also approved by our stockholders.

Certain Federal Income Tax Aspects of Awards Granted Under the Equity Plan

This is a general summary of the federal income tax aspects of awards that may be made under the Equity Plan based on existing U.S. federal income tax laws. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards granted under the Equity Plan depend upon the type of award.

Incentive Stock Options

No taxable income is recognized by an optionee upon the grant or vesting of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (required ISO holding periods), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the

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Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options

No taxable income is recognized by an optionee upon the grant or vesting of an NSO. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Restricted Shares

A participant who receives an award of restricted shares generally does not recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. Alternatively a participant may make a one-time election to recognize income at the time the participant receives restricted shares in an amount equal to the fair market value of the restricted shares (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Stock Units

In general, no taxable income results upon the grant of a stock unit. The recipient will generally recognize ordinary income, subject to withholding if the recipient is an employee or former employee, equal to the fair market value of the shares that are delivered to the recipient upon settlement of the stock unit. Upon resale of the shares acquired pursuant to a stock unit, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the recipient.

Stock Appreciation Rights

In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A

The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or SAR was granted. Stock units are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted share awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

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Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

Tax Consequences to Us

We will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Equity Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the Equity Plan.

New Plan Benefits

Because the Equity Plan, as proposed to be amended, is discretionary, benefits to be received by individual participants are not determinable. However, pursuant to our non-employee director compensation program (described in the section of this proxy statement titled “Corporate Governance—Director Compensation”), non-employee members of our board of directors receive equity awards annually in connection with our annual meeting of stockholders. The table set forth below describes the value of the equity awards that our current non-employee directors as a group will be granted on or as soon as reasonably practicable following the date of our 2025 annual meeting of stockholders, assuming each non-employee director is re-elected to our board of directors, and highlights the fact that none of our named executive officers or other employees will receive any set benefits or awards conditioned upon stockholder approval of the Amendment.

Name	Dollar Value of Equity Awards
Named Executive Officers:
Steven L. Chapman	--
Michael B. Brophy	--
John Fesko	--
Solomon Moshkevich	--
Matthew Rabinowitz	--
All current executive officers as a group (6 persons)	--
All current non-employee directors as a group (8 persons)	$2,840,000(1)
All current employees, including current officers who are not executive officers, as a group	--
(1)The number of shares will not be determinable until the grant date. See “Director Compensation” below for more information.

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Proposal Four Approval of Amendment to the 2015 Equity Incentive Plan

Existing Plan Benefits

The following table sets forth information about stock options granted under the Equity Plan since inception through March 31, 2025:

Name	Number of Shares Underlying Stock Options Granted
Named Executive Officers
Steven L. Chapman	1,073,770
Michael B. Brophy	325,583
John Fesko	116,614
Solomon Moshkevich	179,932
Matthew Rabinowitz	2,899,929
Non-Employee Director Nominees
Roy Baynes	58,179
Gail Marcus	59,755
Ruth Williams-Brinkley	11,830
All current executive officers as a group (6 persons)	4,834,161
All current non-employee directors as a group (8 persons)	469,946
All current employees, including current officers who are not executive officers, as a group	2,576,718

We are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders hereby approve the Amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 3,600,000 shares of our common stock.

Vote Required

The affirmative vote of a majority of votes cast is required to approve the Amendment. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN.

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Corporate Governance

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of conduct, together with our amended and restated certificate of incorporation, and our amended and restated bylaws and the charters for each of our board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the Nasdaq. Our board of directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the audit committee, the human capital committee and the nominating, corporate governance and compliance committee.

Corporate Governance Guidelines

Our corporate governance guidelines are designed to help ensure effective corporate governance of our company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our board of directors, succession planning and the annual evaluations of our board of directors and its committees. Our corporate governance guidelines are reviewed by the nominating, corporate governance and compliance committee and amended by our board of directors when appropriate. The full text of our corporate governance guidelines is available on our website at http://investor.natera.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Conduct

Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our code of conduct, as may be amended from time to time, is posted in the Investor Relations—Governance—Governance Documents section of our website at http://investor.natera.com. We intend to post future amendments to, or waiver of, our code of conduct, at the same location on our website identified above. Among other matters, our code of conduct is designed to deter unlawful or unethical behavior, including:

●	prohibiting conflicts of interest (including protecting corporate opportunities);
●	protecting our confidential and proprietary information and that of our customers and vendors;
●	treating our employees, customers, suppliers and competitors fairly;
●	encouraging full, fair, accurate, timely and understandable disclosure;
●	protecting and properly using company assets;
●	complying with laws, rules and regulations (including insider trading laws); and
●	encouraging the reporting of any unlawful or unethical behavior.

Insider Trading Policy

Our board of directors has adopted an insider trading policy that governs the purchase, sale and other dispositions of our securities by directors, officers, employees and other covered individuals, that we believe is

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reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of eleven members. Eight of our directors — Messrs. Botha and Rosenman, Drs. Baynes, Bertagnolli, Chapman, Healy and Marcus, and Ms. Williams-Brinkley — are independent within the meaning of the listing rules of the Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Directors in a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing to serve for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Considerations in Evaluating Director Nominees

When considering potential candidates for membership on our board of directors, our nominating, corporate governance and compliance committee considers relevant business and other experience, including the number of additional private and public companies on which such nominee serves, and demonstrated character and judgment, as described in our Policies and Procedures for Director Candidates, which are posted in the Investor Relations—Governance Documents section of our website at http://investor.natera.com. In addition, our nominating, corporate governance and compliance committee considers the current composition of the board of directors in its evaluation of candidates for membership. Our board of directors believes that factors such as range and diversity of expertise, perspective in areas relevant to our business, character, judgment, age, independence, expertise, experience, length of service and other commitments as it relates to each individual board member as well as the board of directors as a whole are important considerations in determining board composition. Our nominating, corporate governance and compliance committee believes that, as a group, the nominees for election at the Annual Meeting complement the overall composition of our board of directors and bring a diverse range of backgrounds, experiences and perspectives to the board of directors’ deliberations.

In considering director nominees, our nominating, corporate governance and compliance committee also considers any comments submitted by our stockholders regarding the service of such nominee.

The nominating, corporate governance and compliance committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in our amended and restated bylaws and our Policies and Procedures for Director Candidates, which are each posted in the Investor Relations section of our website at http://investor.natera.com, as further described below under “Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.” There are no differences in the manner in which our nominating, corporate governance and compliance committee evaluates a candidate that is recommended for nomination for membership on our board of directors by a stockholder, as opposed to a candidate that is recommended for nomination for membership on the board of directors by our nominating, corporate governance and compliance committee and our board of directors. Our nominating, corporate governance and compliance committee has not received any stockholder nominations in connection with the Annual Meeting.

Director Independence

Our common stock is listed on the Nasdaq. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nomination committees be independent. Under Nasdaq rules, a director will only qualify as an “independent

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Corporate Governance

director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of our non-employee directors — Messrs. Botha and Rosenman, Drs. Baynes, Bertagnolli, Chapman, Healy and Marcus, and Ms. Williams-Brinkley — has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. As discussed in the “Executive Sessions” section below, the independent members of our board of directors meet in executive session at both regular and specially called meetings of the board of directors.

Audit and compensation committee members must also satisfy the enhanced independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Exchange Act, and corresponding Nasdaq rules. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each member of our audit committee — Mr. Rosenman and Drs. Chapman, Healy and Marcus — qualifies as an independent director pursuant to Rule 10A-3. Each member of our human capital committee — Drs. Chapman and Healy, Mr. Rosenman, and Ms. Williams-Brinkley — qualifies as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each is an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as such term is defined under Rule 16b-3 of the Exchange Act.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, our board of directors may separate or combine the roles of the chairman of the board of directors and chief executive officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. These roles are currently separated, as Dr. Rabinowitz currently serves as Executive Chairman of our board of directors, while Mr. Chapman serves as our Chief Executive Officer. Our board of directors regularly evaluates its leadership structure to determine which structure best serves the interests of the company and of our stockholders as we implement our growth and business plans, and believes that separating the roles of the chairman of the board of directors and chief executive officer is the appropriate leadership structure for us at this time, as it allows our Chief Executive Officer to focus on our day-to-day business while allowing our Executive Chairman to continue to advise the company and its management, provide strategic guidance, and interface with our board of directors.

In addition, pursuant to our Corporate Governance Guidelines, if the chairman of our board of directors is not an independent director, the board of directors will appoint a Lead Independent Director to facilitate communication between management, the independent directors and the chairman of our board of directors, as well as participate in setting agendas for meetings and presiding at executive sessions of the board of directors. Although the roles of the chairman of the board of directors and chief executive officer are currently separated, because our executive chairman is not an independent director, our board of directors has determined that it is in the best interests of the company and its stockholders to maintain the appointment of Mr. Botha as the Lead Independent Director. In addition, our Corporate Governance Guidelines provides that the next chairman of the board to succeed Dr. Rabinowitz will be an independent director.

Our Corporate Governance Guidelines are posted on our Investor Relations website at http://investor.natera.com.

Board Oversight of Risk; Board Committees

One of the key functions of our board of directors is informed oversight of risk, which includes understanding the material risks faced by the Company and the means by which management manages such risks, as well as understanding the level of risk that is appropriate for our Company in the context of the business, legal and regulatory environments in which the Company operates. Our board of directors encourages management to

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promote a corporate culture that incorporates risk management into our company’s day-to-day business operations. Our board of directors performs its oversight function directly as a full board; through three standing committees that address risks inherent in their respective areas of oversight; and through special committees formed from time to time to oversee and address risks relating to specific matters. Each standing committee of the board receives regular reports from the executive and management team and outside advisors, as appropriate, who are responsible for the respective areas of risk that such committee oversees. Each standing committee of the board provides regular reports to the full board of directors at board meetings.

The three standing board committees are responsible for oversight of the following risks:

Audit Committee	Human Capital Committee	Nominating, Corporate Governance and Compliance Committee
●
Oversight of the management of risks associated with financial reporting, accounting and auditing, controls, and information security, including cybersecurity
●
Receives regular reports and updates from senior management (including our Chief Financial Officer, Chief Legal Officer, and Chief Compliance Officer) at regularly scheduled meetings and as needed or requested by the committee

●
Oversight of the management of risks associated with our compensation policies, programs, and practices as they relate to our executive officers as well as to our broader employee base; human capital management, senior management and succession planning
●
Frequent engagement and interaction between the committee and its independent compensation consultant, which attends regularly scheduled meetings, and as needed or requested by the committee

●
Oversight of the management of risks associated with board effectiveness, director matters and succession planning, corporate governance, sustainability, and legal, compliance and regulatory matters
●
Receives regular reports and updates from senior management responsible for the Company’s legal, compliance, investor relations, and sustainability functions
●
Regular engagement between committee chair and our Chief Legal Officer and Chief Compliance Officer

Our Chief Legal Officer and our Chief Compliance Officer engage with our board of directors on a regular basis, each providing quarterly reports to the board on legal, regulatory, compliance, and risk matters as well as providing updates as needed or as requested by our board of directors. Our Chief Compliance Officer also meets in executive session with the independent members of the board on an annual basis to discuss regulatory, compliance and risk matters without the presence of management. Our Chief Compliance Officer also reports on compliance and risk matters on a quarterly basis to the nominating, corporate governance and compliance committee. In addition, our Chief Compliance Officer and Chief Technology Officer attend regular meetings of our board of directors, and provide reports and engage in discussions relating to cyber-security and information security matters. Our board of directors believes that the structure it has implemented, coupled with its regular interaction with senior management and engagement of outside experts and advisors, is appropriate and effectively facilitates the board’s carrying out of its risk oversight responsibility.

Our board of directors and its committees set schedules for meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as noted above and described in more detail below. Each member of each committee of our board of directors qualifies as an independent director in accordance with applicable SEC rules and Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted in the Investor Relations section of our website at http://investor.natera.com.

2025 Proxy Statement 29

Corporate Governance

Audit Committee

During the year ended December 31, 2024, our audit committee held four meetings. The members of our audit committee are currently comprised of Mr. Rosenman and Drs. Chapman, Healy and Marcus, each of whom is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members and each of whom can read and understand fundamental financial statements. Mr. Rosenman serves as the chair of the audit committee. Our board of directors has determined that each of Mr. Rosenman and Dr. Marcus qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the SEC and Nasdaq.

The audit committee of our board of directors oversees our accounting and financial management practices, system of internal controls, our audit and financial reporting processes and the quality and integrity of our reported financial statements, and the performance of our internal audit function. In this capacity, our audit committee is responsible for, among others, reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews our interim and year-end operating results with our management and our independent registered public accounting firm and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our audit committee is also responsible for the oversight of information security risks, including cybersecurity, and includes two directors who have expertise or certifications in cybersecurity. Significant related party transactions are considered by and require the approval of our audit committee before we enter into them, as required by applicable SEC rules and Nasdaq listing standards.

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Human Capital Committee

During the year ended December 31, 2024, our human capital committee held five meetings. The members of our human capital committee are currently Drs. Chapman and Healy, Mr. Rosenman, and Ms. Williams-Brinkley, each of whom our board of directors has determined qualifies as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each of whom is an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as such term is defined under Rule 16b-3 of the Exchange Act. Dr. Chapman serves as chair of the human capital committee. The purpose of this committee is to discharge the responsibilities of our board of directors relating to company-wide compensation policies and programs, including oversight of human capital management matters. Among other matters, specific responsibilities of our human capital committee include evaluating the performance of our chief executive officer and our executive chairman and determining each of their compensation, determining the compensation of our other executive officers in consultation with our chief executive officer, and oversight of executive and senior management succession planning. In addition, our human capital committee administers our stock-based compensation plans, including granting equity awards and approving modifications of such awards, reviews and approves various other compensation and benefits policies and matters, and assists in the oversight of our human capital management strategies and practices, including in conjunction with the nominating, corporate governance and compliance committee as appropriate.

During the year ended December 31, 2024, our human capital committee engaged the compensation consulting services of the Human Capital Solutions subdivision of Aon plc (Aon), to advise it regarding the amount and types of compensation that we provide to our executive and senior officers and directors and how our compensation practices compared to the compensation practices of other companies in our compensation peer group. Aon reports directly to the human capital committee. Aon did not provide any services to us during the year ended December 31, 2024 other than the services provided to the human capital committee. The human capital committee believes that Aon does not have any conflicts of interest in advising it under applicable SEC rules or Nasdaq listing standards.

Our chief executive officer may make recommendations on the form and amount of executive compensation (other than his own compensation), but the human capital committee makes the final decision and is not bound by our chief executive officer’s recommendations. Our human capital committee has delegated authority to a committee of executive officers to grant equity awards to, and to modify certain equity awards held by, individuals who provide services to us who (i) are not “officers” under Rule 16a-1(f) under the Exchange Act and (ii) do not report directly to our chief executive officer.

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Corporate Governance

Nominating, Corporate Governance and Compliance Committee

During the year ended December 31, 2024, our nominating, corporate governance and compliance committee held four meetings. The members of our nominating, corporate governance and compliance committee are currently Mr. Botha and Drs. Baynes and Marcus, and as of March 6, 2025, Dr. Bertagnolli, each of whom is independent under the rules and regulations of the SEC and Nasdaq. Dr. Marcus serves as chair of the nominating, corporate governance and compliance committee. The nominating, corporate governance and compliance committee oversees, on behalf of our board of directors, matters relating to corporate and board governance, compliance and regulatory risks, and sustainability matters. Specific responsibilities of our nominating, corporate governance and compliance committee include overseeing the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors, and the evaluation of the performance of our board of directors and individual directors; reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters; engaging regularly with company executives who are responsible for managing legal, compliance and regulatory risks; and reviewing sustainability strategies and initiatives such as climate-related risks and initiatives and greenhouse gas data and projects.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating, corporate governance and compliance committee has adopted Policies and Procedures for Director Candidates, the full text of which is available on our website at http://investor.natera.com. Stockholder recommendations for candidates to our board of directors must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed (i) by email to corpsec@natera.com or (ii) in writing to Natera, Inc., 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of experience, other commitments and the like, personal references and an indication of the candidate’s willingness to serve.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2024, the human capital committee of our board of directors was comprised of Drs. Chapman and Healy, Mr. Rosenman, and Ms. Williams-Brinkley. None of our executive officers serves, or served during the year ended December 31, 2024, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our human capital committee.

Meetings of the Board of Directors

The full board of directors met five times during the year ended December 31, 2024. All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during the year ended December 31, 2024.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors. All of our directors attended our annual meeting of stockholders in 2024.

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Corporate Governance

Executive Sessions

Executive sessions of our independent directors are generally held at each regularly scheduled meeting of our board of directors and at other times they deem necessary. Our board of director’s policy is to hold executive sessions both with and without the presence of management. Our board committees also generally meet in executive session at each committee meeting.

Director Compensation

Our board of directors approves the form and amount of director compensation. Our human capital committee retains the services of Aon to advise it on the structure of our director compensation program and executive officers may make recommendations on the form and amount of director compensation, but the board makes the final decision and is not bound by human capital committee or executive officer recommendations.

Pursuant to our non-employee director compensation program, our non-employee directors are entitled to receive an initial equity award upon joining our board of directors, and annual equity awards thereafter. Pursuant to such compensation program, during the year ended December 31, 2024, non-employee directors were each entitled to an annual equity award valued at $325,000, to be granted on or as soon as reasonably practicable following our annual meeting of stockholders. Each such annual equity award vests in full following the completion of 12 months of continuous service as a member of our board of directors following the grant date. Additionally, pursuant to such compensation program, any new non-employee directors are entitled to receive an initial equity award valued at $425,000, to be granted on or as soon as reasonably practicable following the date of such director’s initial election or appointment to our board of directors. Such initial equity award vests in equal annual installments over three years of continuous service following the director’s election to our board of directors. The initial and annual equity awards are granted to our non-employee directors in the form of restricted stock units (RSUs) pursuant to our Equity Plan, with the number of RSUs covered by an award determined based upon the average closing price per share of our common stock in the 30 calendar days prior to the date of grant. Each initial and annual equity award held by a non-employee director will become fully vested if we are subject to a change in control prior to the termination of a director’s service. In addition, the lead independent director and the chair of each committee are entitled to receive, in addition to their annual cash retainers, an annual equity retainer valued at $45,000, reflecting the significantly higher workload and time commitment of these directors. Each such annual equity retainer is granted after completion of the first quarter of each year in the form of RSUs, with the number of RSUs determined based upon the average closing price per share of our common stock in the 30 calendaar days prior to the date of grant. Such annual equity retainer is vested as to 1/4th of the RSUs upon grant, with the remainder vesting in equal quarterly installments over nine months of continuous service as a member of our board of directors thereafter.

In addition, during the year ended December 31, 2024, each non-employee director was entitled to receive compensation for his or her service on our board of directors and committees thereof consisting of annual cash retainers as set forth in the following table.

Position	Retainer ($)
Board Member	55,000
Lead Independent Director	40,000
Audit Committee Chair	25,000
Human Capital Committee Chair	20,000
Nominating, Corporate Governance and Compliance Committee Chair	15,000
Audit Committee Member	12,500
Human Capital Committee Member	10,000
Nominating, Corporate Governance and Compliance Committee Member	7,500
Audit Committee Observer	7,500

Under our non-employee director compensation program, during the year ended December 31, 2024, each non-employee director could elect to receive all or a portion of his or her annual cash retainer(s) in the form of fully

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Corporate Governance

vested RSUs covering shares of our common stock. Such RSUs were granted by our human capital committee on a quarterly basis, in arrears, with an aggregate grant date fair value equal to the elected cash amount that otherwise would have been payable for such quarter. The number of shares subject to such RSUs were computed based on the average closing price per share of the Company’s Common Stock in the 30 days prior to the grant date.

For 2024, each of Drs. Baynes and Healy and Messrs. Botha and Rosenman received RSUs in lieu of their respective cash retainers. Drs. Chapman and Marcus and Ms. Williams-Brinkley elected to receive their respective retainers entirely in cash.

Pursuant to a January 2025 amendment to our non-employee director compensation program, effective beginning in 2025, the value of each non-employee director’s annual equity award has been increased to $355,000, and the annual cash retainer for board member service was increased from $55,000 to $60,000. Our human capital committee views such increases to be reasonable and appropriate given the overall increase in director responsibilities and time commitment as our company has continued to mature and our business has expanded and grown in complexity.

Under the Equity Plan, the aggregate grant date fair value of awards granted to a non-employee director, together with the value of any cash compensation paid to such non-employee director, may not exceed $900,000 in any one fiscal year of the Company, except that the limitation in the fiscal year in which such non-employee director is initially appointed or elected to our board of directors may not exceed $1,250,000.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

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Corporate Governance

The following table sets forth information about the compensation for service during the year ended December 31, 2024 of each of the non-employee members of our board of directors who served as a director during such year. A non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain SEC rules. Other than as set forth in the table and described more fully below, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors for service during the year ended December 31, 2024. None of our employees who also served as members of our board of directors are included in the table below as such individuals did not receive any compensation from us for service as a director during the year ended December 31, 2024.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)(3)	($)
Roy Baynes	61,040	320,972	382,012
Roelof Botha	100,108	365,702	465,810
Rowan Chapman	87,500	365,702	453,202
James Healy	75,594	320,972	396,565
Gail Marcus	82,500	365,702	448,202
Herm Rosenman	87,991	365,702	453,692
Ruth Williams-Brinkley	65,000	320,972	385,972

(1)

The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in 2024 as described above. Drs. Chapman and Marcus and Ms. Williams-Brinkley did not elect to receive equity in lieu of any portion of their respective cash retainers; Drs. Baynes and Healy and Messrs. Botha and Rosenman received fully vested RSUs in lieu of all of their respective cash retainers. The following table summarizes the number of fully-vested RSUs granted to our non-employee directors in lieu of cash retainers for our fiscal year 2024 and includes the grant date fair value (computed in accordance with FASB ASC Topic 718) of each such award.

	Date of	Type of	Number of Shares	Grant Date Fair Value
Name	Grant	Award	Subject to Award	of Award ($)
Roy Baynes	4/26/2024	RSUs	169	15,491
	7/26/2024	RSUs	143	14,682
	10/25/2024	RSUs	124	14,591
	1/31/2025	RSUs	92	16,277
Roelof Botha	4/26/2024	RSUs	278	25,481
	7/26/2024	RSUs	234	24,025
	10/25/2024	RSUs	203	23,887
	1/31/2025	RSUs	151	26,715
Rowan Chapman	-	-	-	-
James Healy	4/26/2024	RSUs	210	19,249
	7/26/2024	RSUs	177	18,173
	10/25/2024	RSUs	153	18,004
	1/31/2025	RSUs	114	20,169
Gail Marcus	-	-	-	-
Herm Rosenman	4/26/2024	RSUs	244	22,365
	7/26/2024	RSUs	206	21,150
	10/25/2024	RSUs	178	20,945
	1/31/2025	RSUs	133	23,530
Ruth Williams-Brinkley	-	-	-	-

(2)

The amounts in this column include the aggregate grant date fair value of stock awards granted during the year ended December 31, 2024, computed in accordance with FASB ASC Topic 718 (other than with respect to those stock awards described under footnote (1) above). See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 28, 2025, for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

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(3)	As of December 31, 2024, our non-employee directors held the following numbers of outstanding RSUs and options to purchase shares of our common stock:

Name	RSUs	Options
Roy Baynes	2,964	19,649
Roelof Botha	3,086	14,778
Rowan Chapman	3,086	25,035
James Healy	2,964	52,818
Gail Marcus	3,086	40,586
Herm Rosenman	3,086	69,348
Ruth Williams-Brinkley	2,964	11,830

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Sustainability

We seek to create positive sustainability and community impacts by supporting our employees, connecting with our communities, and being prudent stewards over our Company. Additional information about our sustainability initiatives can be found on our website at www.natera.com/sustainability. We do not incorporate the information on, or accessible through, our website into this proxy statement or any other report we file with or furnish to the SEC, and you should not consider any information on, or accessible through, our website as part of this proxy statement or any other report we file with or furnish to the SEC.

Employee Well-Being

We are committed to attracting, retaining, developing, and nurturing a diverse workforce, which we believe is necessary in order to deliver upon our mission of changing the management of disease worldwide. Our development, performance, and compensation programs are designed to attract and reward talented individuals from a broad range of backgrounds and experiences who possess the skills necessary to support our business objectives, assist in the achievement of our strategic goals and ultimately create long term value for our stockholders. We work to ensure pay equity by annually assessing our compensation practices and working with external compensation consultants to design and benchmark our programs. We periodically conduct employee engagement surveys, the results of which inform internal company and management goals to help ensure impactful and meaningful actions in response to feedback received. Our employee evaluation process helps us to support developing employees as well as identify and cultivate high performers, and we have various initiatives underway to further develop leaders and managers.

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Community Impact

We believe that it is important to make a difference by helping others in our communities. We pursue that goal through financial support and volunteering our time and talents. For example, Natera Nurtures is an employee-led initiative whose aim is to promote volunteering opportunities for employees; and the Green Team is an employee-led initiative to promote a culture of sustainability at our company. We have also partnered with organizations on various initiatives, such as donating surplus food to local nonprofits in order to benefit local communities as well as reduce our Scope 3 emissions.

Sustainability

We recognize that advancing global health requires a strong commitment to sustainability, responsibility, and stewardship. Our policies and programs ensure compliance with applicable local, state, and federal regulations, and we strive to go beyond these standards by integrating sustainability into our operations.

As part of our sustainability strategy, our executive steering committee oversees initiatives to reduce the environmental impact of our laboratories, corporate offices, and supply chain. Our sustainability program focuses on emissions reduction, water and energy conservation, sustainable supply chain management, waste reduction, employee engagement, and eco-conscious building operations. We have also set Scope 1, 2, and 3 intensity reduction targets as part of our broader climate action plan, which aligns with our 2025 Sustainability goals. Progress on these goals, including climate impact assessments and sustainability strategy updates, is reported to the board twice annually.

Aligned with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD), we integrate climate considerations into our broader sustainability strategy. Our climate strategy assesses both physical and transition risks, including operational costs, energy constraints, supply chain disruptions, and evolving regulations. By addressing TCFD’s four core pillars—governance, strategy, risk management, and metrics—we ensure a structured and transparent approach to managing climate-related risks and opportunities. We remain committed to reducing our carbon footprint while enhancing business resilience and efficiency.

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Executive Officers

The following table provides information concerning our executive officers as of April 1, 2025:

Name	Age	Position(s)
Steven L. Chapman	46	Chief Executive Officer, President and Director
Michael B. Brophy	45	Chief Financial Officer
John Fesko	46	President, Chief Business Officer
Solomon Moshkevich	43	President, Clinical Diagnostics
Daniel Rabinowitz	56	Secretary and Chief Legal Officer
Matthew Rabinowitz	52	Executive Chairman

Steven L. Chapman. See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”

Michael B. Brophy has served as our Chief Financial Officer since February 2017. Previously, he served as our Senior Vice President, Finance and Investor Relations since September 2016, and prior to that, as our Vice President, Corporate Development and Investor Relations since September 2015. Prior to joining Natera, Mr. Brophy served as an executive director from January 2014 to September 2015, and as a vice president from 2011 to 2013, in the investment banking division at Morgan Stanley where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds an M.B.A. from the University of California, Los Angeles and a Bachelor of Science in Economics from the United States Air Force Academy.

John Fesko has served as our President, Chief Business Officer since September 2023. Previously he served as Chief Business Officer from January 2020 through August 2023 and Senior Vice President, Business Development from January 2019 through December 2019, as well as various other roles in business development since joining our company in February 2014. Prior to joining Natera, Mr. Fesko worked at various companies including Roche Molecular Systems, Inc., Novartis Pharma AG, MPM Capital and InVivoScribe, Inc. He holds an M.B.A. from the Massachusetts Institute of Technology and a Bachelor of Science in Biochemistry and Economics from the University of Notre Dame.

Solomon Moshkevich has served as our President, Clinical Diagnostics since September 2023, prior to which he served as our General Manager of Oncology. Prior to joining Natera in 2011, Mr. Moshkevich was a consultant with Bain & Company in New York before joining the private equity investment team at Parthenon Capital in Boston. He currently serves on the Board of Directors for the Ronald McDonald House Charities of the Bay Area. Mr. Moshkevich holds a Bachelor of Arts degrees in Economics and Mathematics from Columbia University, and he holds an M.B.A. from Stanford University.

Daniel Rabinowitz has served as our Secretary and Chief Legal Officer since April 2021, prior to which he served as our Secretary and General Counsel. Prior to joining Natera in 2004, Mr. Rabinowitz was a corporate partner at the law firm McDermott, Will & Emery from 2001 to 2004, and, before that, was also a corporate lawyer at the law firm Davis Polk & Wardwell from 1994 to 2001. Mr. Rabinowitz holds a Bachelor of Arts degree and a Bachelor of Laws degree from the University of the Witwatersrand, South Africa, and a Master of Laws degree from New York University School of Law.

Matthew Rabinowitz. See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”

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Compensation Discussion and Analysis

This compensation discussion and analysis (CD&A) describes the philosophy, objectives, process, components and material aspects of our 2024 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following individuals who were our NEOs, during our 2024 fiscal year:

Name	Position
Steven L. Chapman	Chief Executive Officer (CEO)
Michael B. Brophy	Chief Financial Officer (CFO)
John Fesko	President, Chief Business Officer
Solomon Moshkevich	President, Clinical Diagnostics
Matthew Rabinowitz	Executive Chairman

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

I.Executive Summary

Company Overview

We are a diagnostics company with proprietary molecular and bioinformatics technology that we are applying to change the management of disease worldwide. Our cell-free DNA, or cfDNA, technology combines our novel molecular assays, which reliably measure many informative regions across the genome from samples as small as a single cell, with our statistical algorithms which incorporate data available from the broader scientific community to identify genetic variations covering a wide range of serious conditions with high accuracy and coverage. We aim to make personalized genetic testing and diagnostics part of the standard of care to protect health and inform earlier and more targeted interventions that help lead to longer, healthier lives.

We focus on applying our technology to three main areas of healthcare – women’s health, oncology and organ health. Since 2009, we have launched a comprehensive suite of products to improve patient care outcomes in these areas. In the women’s health space, we develop and commercialize non- or minimally- invasive tests to evaluate risk for, and thereby enable early detection of, a wide range of genetic conditions, such as Down syndrome. In oncology, we commercialize, among others, a personalized blood-based DNA test to detect molecular residual disease, or MRD, and monitor for disease recurrence across a broad range of cancer types. Our third area of focus is organ health, where we offer tests to assess kidney, heart, and lung transplant rejection as well as genetic testing for chronic kidney disease. We operate laboratories in Austin, Texas and San Carlos, California certified under the Clinical Laboratory Improvement Amendments.

Our key product offerings include our Panorama Non-Invasive Prenatal Test that screens for chromosomal abnormalities of a fetus in singleton as well as twin pregnancies, typically with a blood draw from the mother; Horizon Carrier Screening to determine carrier status for a number of genetic conditions that could be passed on

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Executive Compensation

to the carrier’s children; Signatera MRD test, which detects circulating tumor DNA in patients previously diagnosed with cancer to assess molecular residual disease, monitor for recurrence, and evaluate treatment response; and our Prospera test, to assess active rejection in patients who have undergone kidney, heart, or lung transplantation. We are committed to generating peer-reviewed clinical evidence for our tests, with over 250 peer-reviewed publications as of December 31, 2024, and to maintaining a strong intellectual property portfolio, with over 500 issued or pending patents as of December 31, 2024.

2024 Select Business Highlights

2024 was another very successful year for us, driven by strong financial performance and business fundamentals, including the key accomplishments listed below.

●	Total revenues were $1,696.9 million, representing strong growth of 56.7% over the prior year and driven primarily by year-over-year increases in tests processed and improvements in average selling prices spanning multiple products.
●	Gross profit (calculated as generally accepted accounting principles (GAAP) total revenues less GAAP cost of revenues) was $1,023.2 million, compared to $492.7 million in 2023, and we generated significant year-over-year improvements in gross margin in the fourth quarter of 2024 – 63% compared to 51% in the fourth quarter of 2023 – primarily as a result of higher revenues and continued progress in reducing cost of goods sold.
●	In the first quarter of 2024, we achieved our previously stated goal of reaching a cash flow break even quarter in 2024, and achieved positive cash flow for the year of approximately $86 million.
●	We continued to demonstrate our data leadership with the publication of numerous peer-reviewed papers and data readouts from clinical studies, and introduced additional products and test features across women’s health, oncology, and organ health.
●	We achieved expanded Medicare and commercial coverage for our Signatera and Prospera tests, enabling improved access to care for patients.

2024 Say-on-Pay Vote

At the 2024 annual meeting of stockholders, our stockholders approved the compensation of our NEOs on an advisory basis, with approximately 94.5% of the votes cast “For” such approval. Our human capital committee viewed the approval by stockholders of the executive compensation program at such a strong level as evidence that a substantial majority of stockholders are aligned with our executive compensation program. Nevertheless, our human capital committee sought to further improve upon the design of our compensation program in 2024, for example by transitioning to a full three-year measurement period for the 2024 long-term incentive awards. Our management also continues to engage regularly in dialogue with our stockholders, as they feel that direct stockholder engagement is a critical process for receiving and understanding feedback on subjects that matter most to them.

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2024 Target Pay Mix

For our NEOs, the 2024 target pay mix reflects the human capital committee’s executive compensation philosophy (as discussed below) by emphasizing both short- and long-term incentives and objectives. The human capital committee allocated the compensation of our NEOs among base salary, target annual cash incentives, and long-term equity incentives in the form of both performance-based RSUs (PSUs) and time-based RSUs. The values and allocations were determined by the human capital committee with reference to the allocations among such elements at our compensation peer group companies, taking into consideration our philosophy of emphasizing long-term incentives over cash compensation.

CEO Pay Mix	Other NEO Pay Mix

In 2024, 94% of our CEO’s total compensation was delivered as variable, at-risk compensation, and 50% of his total target compensation was performance-based. 91% of our other NEOs’ total compensation was delivered as variable, at-risk compensation, and 48% of their total target compensation was performance-based.

Each compensation element is discussed below and set forth in more detail in the 2024 Summary Compensation Table and 2024 Grants of Plan-Based Awards Table below.

Key Aspects of the 2024 Executive Compensation Program

Base Salaries. Our CEO’s base salary has historically been below the median of our compensation peer group, at the 39th and 43rd percentiles of our peer group in 2022 and 2023, respectively. In a continued effort to bring our CEO’s base salary into alignment with the median of the competitive market and to recognize the efforts that contributed to our strong financial and operating performance, our human capital committee increased our CEO’s base salary for 2024 by 6% from $750,000 to $795,000, resulting in his positioning below the 50th percentile of our compensation peer group. The base salary of Mr. Brophy, our other continuing NEO other than our Executive Chairman, was increased by 6%, to recognize his efforts that contributed to the Company’s strong performance, and for cost of living increases. The base salaries of Messrs. Fesko and Moshkevich, our new NEOs in 2024, were increased in 2024 to reflect a 3% merit increase.

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Annual Cash Incentives. As in prior years, our human capital committee utilized company financial metrics as the performance goals for its annual cash incentive program. Our human capital committee worked closely with management and with guidance from its independent compensation consultant to establish the targets and goals, setting them at levels that it considered rigorous and challenging, requiring substantial effort to achieve, appropriately incentivizing performance, and taking into account the relevant risks and opportunities.

The financial performance metrics consisted of the following components:

(i)	Revenue, weighted at 55%,
(ii)	Product Gross Margin, weighted at 35%, and
(iii)	Operating Cash Flow, weighted at 10%.

Our human capital committee set challenging threshold and target revenue goals of $1,103.47 million and $1,298.2 million, respectively, the latter of which represented year-over-year growth of approximately 20% over our 2023 performance. The product gross margin threshold and target goals were set at 41.0% and 51.3%, respectively. The operating cash flow threshold and target goals were set at $(126.1) million and $(100.9) million, respectively. All three goals were designed to require substantial effort, taking into account the extensive investments, operating goals, and strategic priorities planned for the year. Our human capital committee selected these metrics to incentivize the executive officers in the critical strategic priorities determined by our board of directors, consisting of top line revenue growth, operating profitability and cash flow management. The intent of each of the minimum threshold goals was to help motivate performance for what were considered challenging goals, and to reward efforts that may have resulted in substantial, though not complete, achievement of the target metrics.

As described above, we grew total revenue in 2024 by 56.7% to $1,696.9 million. This was driven primarily by a 57.7% increase in product revenues, attributable to an increase in both volumes and average selling price during the year. Our gross margins also increased to 60.3%. Our operating cash flow improved significantly to be positive at $135.7 million. Our achievement on each of these performance metrics in 2024 exceeded the pre-established targets for such measures. Based on these financial results, the human capital committee determined that the overall weighted Company financial achievement relative to the goals was 119.1% of target, as further discussed in the section below titled “Annual Cash Incentive Plan”.

2024 Long-Term Incentives. In 2024, the long-term incentive equity awards granted to our NEOs were allocated equally (50%/50%) between performance-based and time-based awards.

The long-term incentive awards granted to our NEOs in 2024 were in the form of PSUs and time-based RSUs. After granting long-term incentive equity awards in 2023 that reflected a transition towards a three-year measurement period, the PSUs granted in 2024 were based entirely on three-year cumulative revenue. The human capital committee believes that having a longer measurement period motivates performance over the long term to drive top line growth.

Each performance-based award requires the achievement of a cumulative three-year revenue target designed to be achievable, with substantial effort, within the measurement period; and the time-based awards vest incrementally over four years, consistent with our standard vesting schedule, subject to continued service. Our human capital committee believes that the combination of performance-based and time-based awards incentivizes both the achievement of business and operational goals as well as continued service and retention.

Our human capital committee did not award any special or one-time equity grants to our NEOs in 2024.

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II. Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

Reward the achievement of specified performance goals (pay for performance): Our human capital committee has designed our executive compensation program to include both cash and equity incentives tied to performance goals to motivate our executive officers to achieve key business objectives by tying the value of the compensation they receive to our performance relative to these business objectives.

Align our executive officers’ interests with those of our stockholders through long-term incentives linked to revenue growth and enhancement of stockholder value that also facilitate executive retention: Our human capital committee uses equity for long-term incentive opportunities in order to motivate and reward executive officers to (i) deliver sustained long-term value to stockholders and (ii) achieve multiyear strategic goals, such as revenue growth. Our human capital committee believes using equity based on a mix of time- and performance-based goals creates strong alignment between the interests of our executive officers and those of our stockholders.

Attract, retain and motivate superior executive talent with market competitive compensation: We must compete for executive talent in the fiercely competitive biopharmaceutical and technology industries in Austin, Texas and Silicon Valley, California. We seek high-caliber executive officers and managers who have diverse experience, expertise, capabilities and backgrounds to manage our business and carry out our strategy. Our human capital committee references the amounts and structures of compensation received by executive officers of the companies in our compensation peer group and in industry surveys in connection with recruiting our executive officers and determining competitive pay levels.

Compensation Program Governance

Our human capital committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do
Pay for Performance	The significant majority of our executive compensation is variable and at-risk, with a substantial portion that is performance-based.
Diverse and Balanced Short- and Long-Term Compensation

The allocation of incentives among the annual cash incentive plan and long-term equity awards incentivizes performance to reach shorter-term goals without over-emphasizing short-term performance at the expense of achieving long-term goals.

Independent Compensation Consultant	To provide information and advice for use in human capital committee decision-making, our human capital committee has engaged an independent compensation consultant.
Peer Data

For compensation decisions, we maintain and reference a peer group of companies based on industry, revenue, development stage, market capitalization and geography, reviewing and updating this compensation peer group periodically and as necessary or appropriate.

Cap Bonus Payouts; Fixed Equity Grants

Our annual cash incentive plan has an upper limit on the amount of cash that may be earned. We generally grant equity by reference to a specified dollar value and there is a specified cap on the number of performance-based equity awards that may be earned (for achieving maximum performance).

Risk Assessment	We conduct, with the assistance of our independent compensation consultant, an annual risk assessment of our compensation program.

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Stock Ownership Guidelines	Our executive officers and directors are subject to guidelines to maintain certain levels of stock ownership.
Clawback Policy	We maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements.
What We Don’t Do
No Hedging of Our Securities	We prohibit employees and non-employee directors from engaging in hedging or short sale transactions in our securities.
No Pledging of Our Securities	We prohibit employees and non-employee directors from pledging our securities as collateral.
No Excessive Perks	We do not provide any perquisites to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.

III. Compensation Determination Process

Role of the Human Capital Committee

Pursuant to its charter, our human capital committee was established by our board of directors to assist with its oversight of the forms and amounts of compensation for our CEO and our other executive officers. Specifically, our human capital committee reviews annually and determines the appropriate compensation levels for our CEO and Executive Chairman and, in consultation with our CEO, our other executive officers, including base salaries, cash and equity-based incentive compensation, and employment or severance or change in control agreements. Our human capital committee establishes annual corporate goals and objectives for our CEO and other executive officers, in consultation with our management, and evaluates performance against such goals. Such goals and objectives also form the framework for the incentive compensation program applicable to our employee population at large.

Our human capital committee also administers our incentive plans for employees and other service providers, including our equity incentive plans, although it has delegated to our CEO and CFO joint authority to approve certain equity award grants and modifications (other than to our directors and executive officers) within established and specified guidelines and limitations. Finally, our human capital committee recommends to our board of directors for its approval the form and amount of compensation to be paid to the non-employee members of our board of directors.

Our human capital committee believes that the total compensation paid to our executive officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our annual and long-term performance.

Role of the Independent Compensation Consultant

Our human capital committee believes it is useful to obtain independent, objective expertise and counsel in connection with fulfilling its duties, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.

Our human capital committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), as its independent compensation consultant for 2024 compensation decisions. Aon reports directly to our human capital committee, and our human capital committee has the sole authority to retain, terminate and obtain the advice of Aon at our expense.

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For 2024, Aon reviewed and advised on all principal aspects of our executive and non-executive compensation programs, including:

●	assisting in developing a peer group of publicly traded companies to help assess our compensation programs;
●	assisting in developing a competitive compensation strategy and consistent executive and non-executive compensation assessment practices relevant to a public company, including review and recommendation of our performance-based cash and equity-based incentive programs, as well as our equity strategy covering type of equity, dilution, and grant levels;
●	meeting regularly with our human capital committee to review all elements of executive compensation, including the competitiveness of the executive compensation program against peer companies; and
●	supporting our executive compensation disclosures, including the CD&A.

When making decisions about our executive compensation program, while our human capital committee takes into consideration the review and recommendations of Aon, ultimately our human capital committee makes its own independent decisions in determining our executives’ compensation.

Pursuant to SEC and Nasdaq rules, our human capital committee assessed the independence of Aon. Our human capital committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence in doing so. Our human capital committee also considered the nature and amount of work performed for it and the fees paid for those services in relation to the firm’s total revenues. Our human capital committee concluded that Aon was independent and that there were no conflicts of interest on the basis of its consideration of the foregoing and other relevant factors.

Compensation Peer Groups and Peer Selection Process

Relevant market and benchmark data provide a solid reference point and helpful context for making executive compensation decisions. When making decisions about structure and component mix in designing our executive compensation program, our human capital committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of comparable peer companies, as derived from public filings and other sources.

With the assistance of Aon, our human capital committee developed a compensation peer group using the following criteria: life sciences industry in major technology / biotechnology geographical hubs, with an emphasis on companies in the genetic testing / bioinformatics space, with revenues of $400 million to $3.5 billion and market capitalization of $1.8 billion and $16.3 billion, in an effort to maximize the appropriateness and thus usefulness of the compensation peer group. Our human capital committee removed companies in the existing compensation peer group that no longer met the criteria, and added companies that were aligned with the criteria. Specifically, the committee removed Abiomed (acquired), CareDX, Glaukos, Nevro, Penumbra, and Veracyte, which no longer met the criteria, and added BioMarin, Sarepta and United Therapeutics.

Based on these criteria and considerations, the human capital committee approved a peer group for decisions relating to 2024 executive compensation that consisted of the following companies:

10x Genomics, Inc.	Neurocrine Biosciences, Inc.
BioMarin Pharmaceutical Inc.	New Relic, Inc.
Bio-Techne Corporation	NovoCure Ltd.
Exact Sciences Corporation	PTC Therapeutics, Inc.
Exelixis, Inc.	Qualys, Inc.
Guardant Health, Inc.	Quidel Corporation

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Ionis Pharmaceuticals, Inc.	Repligen Corporation
iRhythm Technologies, Inc.	Sarepta Therapeutics, Inc.
Masimo Corporation	Ultragenyx Pharmaceutical Inc.
Myriad Genetics, Inc.	United Therapeutics Corporation
NeoGenomics, Inc.

	Market Cap	Revenue
Peer Company Statistics (At the Time of Approval)	($mm)	($mm)(1)
25th percentile	$3,957.6	$529.8
Median	$5,864.0	$818.7
75th percentile	$9,661.6	$1,714.3
Natera, Inc.	$5,438.3	$931.0
Natera’s Percentile Rank vs. Peers	42nd %ile	54th %ile
(1)Represents trailing 12-month revenues at the time of analysis.

Our human capital committee has committed to review the compensation peer group annually, consistent with best practices for corporate governance.

Role of Management

Our human capital committee works with members of our management, including our CEO, and our human resources, finance and legal professionals. Our CEO provides recommendations to our human capital committee regarding most compensation matters, including executive compensation and our annual and long-term incentive programs, and participates in discussions and decisions regarding compensation of our other executive officers. Our CEO, with members of our management, assists our human capital committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters for each executive officer, except for our CEO, whose performance is evaluated, and compensation determined, solely by our human capital committee. Our CEO is not present during voting or deliberations on his compensation. Our human capital committee does not delegate any of its responsibilities to others in setting the compensation of our executive officers.

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IV. Compensation Program Components

2024 Components

Our human capital committee utilizes the components of compensation set forth in the chart below to achieve its executive compensation program objectives. Our human capital committee regularly reviews all components of the program in order to ensure continued alignment between each executive officer’s total compensation and our compensation philosophy and objectives and that each component is serving a purpose in supporting the execution of our overall company strategy and our goal of enhancing long-term stockholder value.

Element	Description	Purpose
Base Salary	Fixed cash compensation based on each executive officer’s role, individual skills, experience, performance, positioning relative to competitive market and internal equity.	Base salaries are intended to provide stable compensation to executive officers, allowing us to attract and retain superior executive talent and maintain a consistent, stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement of certain pre-determined annual performance objectives tied to company and individual performance.

Performance metrics typically include financial objectives.

Performance against company financial goals must be at least 75-85% of target in order to earn any credit toward a payout with respect to that goal.

Cash incentives based on company performance are capped at a maximum of 120% of base salary.

Annual cash incentive opportunities are designed to align our executive officers in pursuing our short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of company and individual performance.

Long-Term Incentives: Equity-Based Compensation	Variable equity-based compensation. Performance-based equity: PSUs that vest based on the attainment of performance goals. Time-based equity: RSUs that vest over time based on continued service.

Equity-based compensation is designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers for the long term.

Base Salary

Base salaries help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team and provide fixed compensation to executive officers. Base salaries vary among executive officers based on a variety of considerations, including skills, experience, achievements, performance and the

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competitive market for the position, and are individually determined according to each executive officer’s areas of responsibility, role and experience.

From time to time, our human capital committee may consider and approve base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include a change in our compensation peer group or the broader competitive market, change of role or responsibilities, recognition for achievements and performance, or market trends. Our human capital committee establishes initial base salaries for newly-hired executive officers through arm’s-length negotiations at the time the executive officer is hired, taking into consideration the factors described above.

As further discussed under “Executive Summary—Key Aspects of the 2024 Executive Compensation Program—Base Salaries” above, our CEO’s base salary was increased in 2024 to align with the median of our compensation peer group as well as to recognize his efforts during the year, and Mr. Brophy’s base salary was increased to recognize his efforts that contributed to the Company’s strong performance and to reflect a cost of living increase. Our other NEOs, other than our Executive Chairman (whose salary is set in his employment agreement, as most recently amended in 2024), received increases generally consistent with our overall employee population, and which recognized their efforts that contributed to our strong performance. The following were the annual base salaries of our NEOs for 2024, including a comparison to their 2023 base salaries.

NEO		2023 Base Salary ($)		2024 Base Salary ($)	Percentage Increase
Steven Chapman		750,000		795,000	6.0%
Michael Brophy		461,900		489,610	6.0%
John Fesko		475,000	*	489,250	3.0%
Solomon Moshkevich		475,000	*	489,250	3.0%
Matthew Rabinowitz		400,000		400,000	0.0%
*	Each of Messrs. Fesko and Moshkevich were promoted effective as of September 1, 2023. The amount listed represents the annual base salary amount that became effective as of September 1, 2023.

Annual Cash Incentive Plan

To focus and incentivize our executives to achieve short-term corporate financial performance objectives and reward performance and our overall success, with the intent ultimately of increasing stockholder value, a portion of each NEO’s compensation is tied to the achievement of our annual goals. Our NEOs are eligible to receive annual cash incentive awards, with the target bonus opportunity determined as a percentage of their base salary. The amount of the payout, if any, under the annual incentive plan is based upon achievement relative to company performance targets, and for NEOs other than our CEO and Executive Chairman, individual performance.

The following were the target bonus opportunities of our NEOs in 2024, as a percentage of their respective 2024 base salaries, as well as the relative weighting of company and individual performance for purposes of calculating their annual cash incentive payout.

	Target Incentive Bonus	Company Performance	Individual Performance
NEO	(% of Base Salary)	(%)	(%)
Steven Chapman	100	100	—
Michael Brophy	50	80	20
John Fesko	50	80	20
Solomon Moshkevich	50	80	20
Matthew Rabinowitz	85	100	—

Company Performance

Our achievement against three financial metrics determines the amount of the payout, if any, under the company performance element of the annual cash incentive plan.

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Our human capital committee selected the financial metrics of revenue, product gross margin, and operating cash flow to focus executive officers on the critical strategic priorities of top line revenue growth, operating profitability and cash generation.

●	Revenue (weighted 55%). Our human capital committee emphasized revenue growth as the highest priority in light of our stage of development and market opportunity. We generate revenues primarily from the sale of our Panorama, Horizon, and Signatera tests. Our two primary distribution channels are our direct sales force and our laboratory partners.
●	Product Gross Margin (weighted 35%). Product gross margin is defined as GAAP total revenues less GAAP cost of revenues divided by GAAP total revenues, and is a key measure of our profitability.
●	Operating Cash Flow (weighted 10%). Cash flow represents the difference between our cash balance at the beginning of the year and at the end of the year, excluding cash provided by financing activities.

In setting the performance metric levels, our human capital committee chose target goals that it considered rigorous and challenging and that took into account the relevant risks and opportunities, and our business objectives. In particular, our human capital committee reviewed the relevant financial objectives set as a result of the development of the fiscal year budget, considering various risks of achieving specific actions that underlie the targets, the implied performance relative to prior years, and risks associated with various macroeconomic factors.

Our human capital committee also set a threshold performance goal for each financial metric below which no payout would be earned for such metric, and maximum payout amounts for each metric. The intent of the threshold performance goal was to help motivate performance for what were considered challenging goals, and to reward efforts that may have resulted in substantial, though not complete, achievement of the metrics. The thresholds and maximums for each metric are set forth in the table in “—Achievement” below.

Achievement

Based upon a review of our audited financial results and performance for 2024, our human capital committee confirmed achievement of our company performance goals as set forth in the “Metric Achieved” column in the table below, resulting in an overall weighted average payout of 119.1% of such goals.

	Relative
	Weighting					Achievement	Weighted Payout
Performance Metric	(%)	Threshold	Target	Maximum	Metric Achieved	(% of target)	(% of target payout)
Revenue	55	$1,103.47 million	$1,298.2 million	$1,142.93 million	$1,969.6 million	151.7%	120.0%
Payout Percentage (% of Target)		85%	100%	120%
Product Gross Margin	35	41.0%	51.3%	61.6%	60.3%	117.5%	117.5%
Payout Percentage (% of Target)		80%	100.0%	120%
Cash Flow	10	$(126.1) million	$(100.9) million	$(75.7) million	$86.5 million	285.7%	120.0%
Payout Percentage (% of target)		75%	100%	125%
Payout		50%	100%	120%			119.1%

Individual Performance

Under the 2024 annual cash incentive plan, the NEOs other than the CEO and Executive Chairman were also incentivized by an individual performance measure. This component of the executive compensation program is included to provide for a well-rounded assessment of executive performance encompassing leadership and the broad spectrum of responsibilities inherent in senior executive roles, resulting in an improved correlation of pay and performance.

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With respect to each of Messrs. Brophy, Fesko, and Moshkevich, our human capital committee, based on the recommendation of our CEO, determined achievement of the individual performance component of their incentive compensation to be 110% of target, based on the accomplishments and high performance of such NEOs during the year in their respective areas of responsibility as well as in their contributions to our overall success.

Payout

Our human capital committee determined the cash incentive compensation payout for 2024 performance based on achievement of the company and individual performance elements described above, in accordance with each NEO’s weighting for each element, and awarded total cash incentive compensation to each NEO for 2024 performance as set forth in the following table.

	Total	Financial Performance Goals		Individual Performance Factor			Total Actual*
	Target*			Target	Achievement	Payout	Award	Total Payout
Executive Officer	Bonus ($)	Target ($)	Payout ($)	($)	(%)	($)	($)	(% of Target)
Steven Chapman	787,623	787,623	938,352	N/A	N/A	N/A	938,352	119.14%
Michael Brophy	242,538	194,030	231,162	48,508	110%	53,358	284,521	117.31%
John Fesko	243,436	194,749	232,018	48,687	110%	53,556	285,574	117.31%
Solomon Moshkevich	243,436	194,749	232,018	48,687	110%	53,556	285,574	117.31%
Matthew Rabinowitz	340,000	340,000	405,066	N/A	N/A	N/A	405,066	119.14%
*

Base salary changes were effective as of January 1, 2024 and target incentive amount changes were effective as of March 1, 2024. As such, the total target amounts listed represent, and actual amounts calculated are based on, prorated amounts for the year reflecting the change in target incentive amounts on March 1, 2024.

In March 2025, our human capital committee determined the level of incentive compensation payout for 2024 performance, based on achievement of the company and individual performance elements, in accordance with each NEO’s weighting for each element. Having set the amount, the human capital committee determined to deliver the amounts earned by our overall bonus-eligible employee population, including our NEOs, in the form of fully vested RSUs in order to further align their interests with those of stockholders. The RSUs were granted on March 12, 2025, with the number of RSUs determined based on the Company’s closing price on the Nasdaq Stock Market on March 11, 2025.

Long-Term Incentives

Long-term equity incentives represent the largest component of the executive compensation program. The long-term incentive opportunity is designed to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders. Our human capital committee has found equity vehicles to be effective in aligning the interests of management, including our NEOs, to company financial and business performance and to the creation of overall stockholder value, and to appropriately reward executives for growing our business.

Long-term incentive awards are granted annually as a component of executive compensation; in addition, our human capital committee generally also grants long-term incentive awards to individuals who are promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities and to incentivize such individual accordingly, as well as in situations involving a leadership transition, or to newly-hired executive officers. Our human capital committee has committed to structuring the executive compensation program with the aim of avoiding or limiting the need for equity awards beyond those described in the foregoing; any such special equity awards would be granted judiciously and only in rare circumstances as may be warranted, with enhanced disclosure of the rationale for any such grants.

We utilize both performance-based and time-based equity awards. Our performance-based equity awards comprise 50% of each NEO’s target equity grant, and vest upon the achievement of specified business goals. Our human capital committee believes that a 50/50 mix of performance-based and time-based awards appropriately balances the incentives of achieving business and operational goals with continued service and retention. These

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equity incentives are a critical component of our executive compensation program and support a compensation philosophy that emphasizes pay that rewards performance.

Because executive officers will generally only receive value from the time-based and performance-based equity awards if they remain employed by us over the required term, long-term equity incentives promote retention and foster an ownership culture among our executive officers, as they are also stockholders with a personal stake in the value they are incentivized to create.

In 2024, our NEOs received PSUs complemented by time-based RSUs. After a transition to longer-term performance periods in 2023, the PSUs granted in January 2024 are based solely on a three-year performance period. The human capital committee believes that having a longer measurement period motivates performance over the long-term to build long-term stockholder value.

Equity Vehicle	Vesting Condition	Rationale for Use
Performance-based equity awards (PSUs), comprising 50% of the annual refresh award	● 2024-2026 cumulative revenue	Focuses executive leadership team on singular goal of growing top line revenues over the long term and expanding market share to fuel further growth
Time-based equity awards (RSUs), comprising 50% of the annual refresh award	4-year period; 25% vests 12 months after the grant date, with the remainder vesting quarterly thereafter	● Aligns with stockholders ● Promotes retention ● Reinforces an ownership culture and a commitment to our company

As noted above, the vesting conditions for the 2024 PSUs were designed to be challenging but achievable. The threshold, target and maximum vesting for the 2024 PSUs and PSOs are set forth below, and reflect an emphasis on strongly incentivizing achievement above target while rewarding substantial efforts towards the target.

Performance Level	Performance Relative to Goal	Vesting / Payout
	(% of target)	(% of target)
Threshold	95%	50%
Target	100%	100%
Maximum	105%	200%

Target Value for 2024 Awards

Our human capital committee establishes the target value of long-term incentive opportunities for each of the NEOs. In determining the value and size of the long-term incentive opportunity, our human capital committee considers:

●	the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at our compensation peer group companies; our human capital committee’s general philosophy is to target a long-term incentive value equal to approximately the 75th percentile of our compensation peer group;
●	individual performance and criticality of, and expected future, contributions of the NEO;
●	time in role, skills and level of experience; and

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●	retention considerations.

Our human capital committee determines the aggregate value to be awarded to the CEO and the other NEOs. Our CEO participates in discussions regarding, and makes recommendations with respect to, the other NEOs. The aggregate value determined for each NEO was allocated equally between performance-based and time-based equity.

The following is a summary of the equity awards granted to our NEOs in 2024.

	Grant Value	PSUs	PSUs	RSUs	RSUs
NEO	($)(1)	($)(1)	(#)(2)(3)	($)	(#)(2)
Steven Chapman	11,000,000	5,500,000	86,220	5,500,000	86,220
Michael Brophy	4,000,000	2,000,000	31,352	2,000,000	31,352
John Fesko	4,000,000	2,000,000	31,352	2,000,000	31,352
Solomon Moshkevich	4,000,000	2,000,000	31,352	2,000,000	31,352
Matthew Rabinowitz	8,800,000	4,400,000	68,976	4,400,000	68,976
(1)	Includes the value of the PSUs at target achievement. The value of the PSUs at maximum achievement is set forth in footnote 1 to the Summary Compensation Table beginning on page 57.
(2)

Calculated based on the average closing price of our common stock for the thirty (30) days prior to the date of approval of the award, in accordance with our equity grant policies and practices in effect from time to time.

(3)

Share numbers represent achievement at 100% of target. The maximum number of shares subject to the PSUs is 200% of the shares included in the table for achievement of the applicable revenue goal at 105% of target.

Achievement of Performance-Based Equity Awards in 2024

The following is a summary of PSUs and PSOs that were outstanding, and with respect to which our human capital committee determined that performance-based metrics were achieved, during 2024.

	Award			PSUs/PSOs vested
NEO	Type	Grant Date	Vest Date	(#)
Steven Chapman	PSU	01/22/2021	06/28/2024	37,500	(1)
	PSO	01/22/2021	06/28/2024	75,000	(1)
	PSU	01/28/2022	01/16/2025	54,175	(2)
	PSU	01/27/2023	01/16/2025	50,906	(3)
Michael Brophy	PSU	01/22/2021	06/28/2024	12,500	(1)
	PSU	01/28/2022	01/16/2025	24,348	(2)
	PSU	01/27/2023	01/16/2025	19,865	(3)
John Fesko	PSU	08/12/2022	08/12/2024	10,000	(4)
	PSU	10/22/2021	12/20/2024	1,675	(5)
	PSU	06/10/2022	01/16/2025	10,822	(6)
	PSU	01/28/2022	01/16/2025	13,696	(2)
	PSU	01/27/2023	01/16/2025	14,899	(3)
Solomon Moshkevich	PSU	10/22/2021	12/20/2024	1,675	(5)
	PSU	01/28/2022	12/20/2024	3,044	(7)
	PSU	06/10/2022	01/16/2025	9,620	(6)
	PSU	01/28/2022	01/16/2025	9,130	(2)
	PSU	01/27/2023	01/16/2025	14,899	(3)
Matthew Rabinowitz	PSO	05/28/2021	06/28/2024	81,389	(1)
	PSO	01/28/2022	01/16/2025	110,000	(2)
	PSO	01/27/2023	01/16/2025	122,114	(3)

(1)

50% of the total award (PSOs or PSUs, as applicable) granted was eligible to vest upon our achievement of a market valuation of at least $13 billion within six years of the grant date, subject to continued service through the date achievement is certified by the Company, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market valuation remains at or above $13 billion on such nine and 15 month anniversaries of the milestone date (as calculated as described in the applicable award agreement). The market valuation milestone was certified as achieved on June 28, 2024 and 50% of the award vested; an additional 25% of the award vested on March 28, 2025, and the remaining 25% of the award is eligible to vest on

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September 28, 2025 if our market valuation remains at or above $13 billion as of such date, subject to the NEO’s continuous service through such date.

(2)

100% of the total award (PSOs or PSUs, as applicable) was eligible to vest upon our achievement of an annual revenue goal of $1.1 billion, in each case within four years of the grant date and subject to continued service through the date achievement is certified by the Company. The annual revenue goal was certified as achieved with respect to the year ended December 31, 2024 and the all of the PSUs vested on January 16, 2025.

(3)

40% of the total award (PSOs or PSUs, as applicable) was eligible to vest upon our achievement of a two-year cumulative revenue goal of $2.1357 billion and 60% of the total award is eligible to vest upon our achievement of a three-year revenue goal on or prior to the performance period end date of December 31, 2025, subject in each case to continued service through the date achievement is certified by the Company. The two-year cumulative revenue goal was certified as achieved and 40% of the PSUs vested on January 16, 2025.

(4)

20% of the total PSUs granted was eligible to vest upon our achievement of a cash flow breakeven quarter within four years of the grant date, and two tranches of 40% of the PSUs were each eligible to vest upon our achievement of specified business milestones, in each case subject to continued service through the date achievement is certified by the Company. The cash flow breakeven milestone was certified as achieved on August 12, 2024 and 20% of the PSUs vested.

(5)

The PSUs granted were eligible to vest in five tranches upon our achievement of five specified business milestones, in each case subject to continued service through the date achievement is certified by the Company. One of the milestones was certified as achieved on December 20, 2024 and 16.75% of the PSUs vested.

(6)

25% of the total PSUs granted were eligible to vest upon our achievement of a cash burn goal of $300 million, and 75% of the PSUs granted were eligible to vest upon our achievement of an annual revenue goal of $1.1 billion, in each case within four years of the grant date and subject to continued service through the date achievement is certified by the Company. The cash burn goal was certified as achieved with respect to the year ended December 31, 2023 and 25% of the PSUs vested. The annual revenue goal was certified as achieved with respect to the year ended December 31, 2024 and the remaining 75% of the PSUs vested on January 16, 2025.

(7)

60% of the total PSUs granted were eligible to vest upon our achievement of an annual revenue goal of $1.1 billion; and three tranches comprising 20%, 10%, and 10% of the PSUs are each eligible to vest upon our achievement of specified business milestones, in each case subject to continued service through the date achievement is certified by the Company. One of the business milestones was certified as achieved on December 20, 2024 and 20% of the PSUs vested. The annual revenue goal was certified as achieved with respect to the year ended December 31, 2024 and 60% of the PSUs vested on January 16, 2025.

Other Elements of Compensation

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We are responsible for administrative costs of the 401(k) plan. We match contributions made by our employees, including our NEOs, to the 401(k) plan in an amount equal to 50% of the employee’s contribution, up to 6% of the employee’s compensation (comprising base salary and bonus) and subject to other limitations under applicable laws. For all employees hired on or after January 1, 2015, matching contributions vest 25% after the first full year of service, 50% after the second full year of service, 75% after the third full year of service, and 100% after the fourth full year of service. Matching contributions are fully vested for all employees hired before January 1, 2015. As of the date of this proxy statement, matching contributions are fully vested for all of our NEOs.

Health and Welfare Benefits; Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as are all full-time employees generally. Benefits offered to our NEOs serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Our NEOs do not receive any perquisites or other personal benefits.

Change in Control and Severance Arrangements

As further described immediately below and in “Severance and Change in Control Benefits” further below, we believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment because such transactions frequently result in senior management changes. Change in control protections help to alleviate concerns of our officers regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction. We also believe that protection against

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an involuntary termination (even outside of the change in control context) helps us remain competitive given the challenge of recruiting qualified individuals to fill our senior executive roles.

Pursuant to our employment agreement amendments entered into in 2024 with each of our CEO and our Executive Chair and our executive severance plan, which was adopted in 2024, if we terminate the employment of such executive for reasons other than good cause (including such executive’s death or permanent disability), or if such executive resigns for certain good reasons, then he will be eligible to receive certain cash severance and other benefits and accelerated vesting of equity or equity-based awards, with such benefits enhanced if such involuntary termination occurs in connection with our change in control. Generally, such benefits are contingent on execution of a general release of claims by the officer. We have not provided any excise tax gross-ups to any of our NEOs in the event of a change in control. Additional details regarding these severance arrangements are provided under “Severance and Change in Control Benefits” below.

Certain Developments Following End of Our 2024 Fiscal Year

In January 2025, as part of its annual review of executive compensation, our human capital committee approved the following base salaries, annual target cash incentive bonus opportunities, and relative weighting of company and individual performance, for our NEOs. The “2025 Base Salary” column in the table below reflects each executive officer’s base salary effective as of January 1, 2025.

		Target Cash
		Incentive
		Opportunity
		(as a	Company	Individual
		percentage of	Performance	Performance
Executive Officer	New Base Salary	base salary)	Weighting	Weighting
Steven Chapman	$850,000	100%	100%	—%
Michael Brophy	$559,200	55%	80%	20%
John Fesko	$503,920	55%	80%	20%
Solomon Moshkevich	$503,920	55%	80%	20%
Matthew Rabinowitz	$425,000	85%	100%	—%

V.Additional Compensation Policies and Practices

Hedging and Pledging Policy

We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our NEOs, directors, consultants and independent contractors, or their designees, from engaging in “hedging” transactions with respect to our securities. This includes short sales, hedging of stock ownership positions, transactions involving derivative securities relating to our securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities that are either (i) granted to an employee or director of Natera as part of the compensation of such employee or director or (ii) held, directly, or indirectly, by such employee or director. In addition, we also prohibit pledging of our securities as collateral for a loan or holding our securities in margin accounts.

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Executive Stock Ownership Guidelines

We believe that Natera and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we have stock ownership guidelines that apply to our executive officers as well as our directors, as we believe stock ownership is an important tool to strengthen the alignment of interests among our leadership and our stockholders, to reinforce our officers’ and directors’ commitment to us, and to demonstrate our commitment to sound corporate governance. The following table summarizes our stock ownership requirements.

Position	Multiple of Base Salary
CEO	3x*
Other Executive Officers	1x
Non-Employee Directors	3x annual cash retainer*
*	Our stock ownership guidelines were amended in January 2025 to increase the multiple for our CEO and our non-employee directors to 5x.

Individuals covered by our stock ownership policy are expected to attain the applicable target ownership within five years of the later of (i) policy adoption, (ii) promotion (where a new guideline applies), or (iii) joining the Company or board of directors, as applicable. The following are included for purposes of calculating stock ownership: (i) shares of common stock that are owned outright and not subject to vesting conditions, (ii) shares of common stock that are held through any company-sponsored plan, such as a qualified retirement plan, and (iii) 50% of the net value of vested and exercisable stock options. All of our NEOs and directors were in compliance with our stock ownership policy in 2024.

Clawback Policy

We have adopted a Clawback Policy to provide for the recovery of certain incentive compensation in the event of an accounting restatement and to comply with the clawback rules found in 17 C.F.R. Section 240.10D and the related Nasdaq Listing Rules. A copy of our Clawback Policy and any amendments has been filed as an exhibit to our annual report on Form 10-K.

Risk Analysis of Our Compensation Plans

Our management assesses and discusses with our human capital committee our compensation policies and practices for our employees as they relate to our risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on us now or in the future.

Equity Grant Practices

Our human capital committee does not grant stock options to employees, including executive officers, during periods in which there is material nonpublic information about our Company, including (1) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (2) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. Further, during 2024, our human capital committee did not grant any stock options to our employees, executive officers, or other service providers. The human capital committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Equity awards may occasionally be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation. Under the terms of our Equity Plan, pursuant to which new equity awards are granted, the exercise price of any option to purchase shares of our common stock awarded under the Equity Plan must be equal to at least 100% of the fair market value of our common stock (which is determined based on the closing sales price of our common stock on the Nasdaq Global Select Market) on the date of grant.

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Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly human capital committee meetings whenever practicable, and the awards are granted in accordance with our equity grant policies and processes. In addition, our human capital committee approves the annual equity refresh grants, including performance-based awards, in the first quarter of each year. However, our human capital committee may otherwise approve the grant of equity awards outside of a pre-scheduled meeting in connection with a new hire, promotion, and other circumstances where our human capital committee deems it appropriate to make such grants.

Tax Considerations: Section 162(m)

When reviewing compensation matters, our human capital committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. Our human capital committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of us and our stockholders.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (ASC Topic 718), for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and both performance-based and time-based RSUs under our equity incentive award plans are accounted for under ASC Topic 718. Our board of directors or its human capital committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, our human capital committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.

Human Capital Committee Report

Our human capital committee of our board of directors has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, our human capital committee has recommended to our board of directors that the CD&A be included in our proxy statement.

Members of the Natera, Inc. Human Capital Committee:

Rowan Chapman, Chair

James Healy

Herm Rosenman
Ruth Williams-Brinkley

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Executive Compensation

Summary Compensation Table

The following table provides information concerning the compensation for services rendered during the years ended December 31, 2022, 2023 and 2024 by our Chief Executive Officer, Chief Financial Officer and our three other executive officers as of December 31, 2024, whom we refer to as our named executive officers or NEOs.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)
Steven Chapman	2024	799,948	11,284,474	—	938,352	9,900	13,032,674
Chief Executive Officer and President	2023	751,052	11,133,142	—	833,793	9,900	12,727,887
	2022	609,622	7,093,675	—	533,834	9,150	8,246,281
Michael Brophy	2024	493,254	4,103,350		284,521	6,209	4,887,334
Chief Financial Officer	2023	465,293	4,344,607	—	252,598	6,727	5,069,225
	2022	407,714	3,188,127	—	194,901	8,730	3,799,472
John Fesko(4)	2024	490,032	4,103,350	—	285,574	9,900	4,888,856
President, Chief Business Officer
Solomon Moshkevich(4)	2024	490,032	4,103,350	—	285,574	9,900	4,888,856
President, Clinical Diagnostics
Matthew Rabinowitz	2024	401,484	9,027,579	—	405,066	—	9,834,129
Executive Chairman	2023	401,484	—	8,199,982	366,900	—	8,968,366
	2022	300,921	—	7,761,600	140,664	—	8,203,185
(1)	Represents the aggregate grant date fair value of equity awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 28, 2025 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

In addition to time-based awards granted in January 2024, each of our NEOs was granted a performance-based award, the vesting of which is tied to our achievement of a specified cumulative three-year annual revenue goal, as described in greater detail in the “Long-Term Incentives” section of the “Compensation Discussion and Analysis” section on page 50. In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition at the time of grant. For the performance-based awards granted to our NEOs in January 2024, it was determined at the time the awards were made that achievement was probable at the target level. As a result, for the performance-based awards reflected in the table, the grant date fair value assumes such awards will become eligible to vest at their target level. The following table sets forth the amounts of performance-based awards included in the Stock Awards column, and the grant date fair value of such awards assuming achievement at the maximum level with respect to such awards.

Name	Amount Included in Stock Awards Column for Performance-Based Award ($)	Grant Date Fair Value At Maximum ($)
Steven Chapman	5,642,237	11,284,474
Michael Brophy	2,051,675	4,103,350
John Fesko	2,051,675	4,103,350
Solomon Moshkevich	2,051,675	4,103,350
Matthew Rabinowitz	4,513,789	9,027,579

(2)	Represents amounts earned pursuant to our Management Cash Incentive Plan. For 2023 and 2024, the amounts earned by the NEOs were paid in the form of fully vested RSUs.
(3)	Represents Company matching contributions made to the executive officer’s 401(k) account.
(4)	The executive officer was employed by us but was not one of our named executive officers in 2023. Accordingly, compensation information is only provided for 2024.

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Executive Compensation

2024 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2024. Except as otherwise indicated in the footnotes to the table below, all of the following awards were made under our Equity Plan. For a description of the acceleration of vesting provisions applicable to the stock options and stock units granted to our named executive officers, see the section of this proxy statement entitled “Severance and Change in Control Benefits.”

												All Other
												Stock		Grant Date
												Award:		Fair Value
		Date of	Estimated Future Payouts Under			Estimated Future						Number of		of Stock
		Board or	Non-Equity Incentive Plan			Payouts Under Equity						Shares of		and
		Compensation	Awards(2)			Incentive Plan Awards						Stock or		Option
	Grant	Committee	Threshold	Target	Maximum	Threshold		Target		Maximum		Units		Awards
Name	Date	Approval(1)	($)	($)	($)	(#)		(#)		(#)		(#)		($)(3)
Steven Chapman	N/A	N/A	393,812	787,623	945,148	—		—		—		—		—
	01/26/2024	01/24/2024	—	—	—	—		—		—		86,220	(4)	5,642,237
	01/26/2024	01/24/2024	—	—	—	43,110	(5)	86,220	(5)	172,440	(5)	—		5,642,237	(6)
Michael Brophy	N/A	N/A	121,269	242,538	291,046	—		—		—		—		—
	01/26/2024	01/24/2024	—	—	—	—		—		—		31,352	(4)	2,051,675
	01/26/2024	01/24/2024	—	—	—	15,676	(5)	31,352	(5)	62,704	(5)	—		2,051,675	(6)
John Fesko	N/A	N/A	121,718	243,436	292,123	—		—		—		—		—
	01/26/2024	01/24/2024	—	—	—	—		—		—		31,352	(4)	2,051,675
	01/26/2024	01/24/2024	—	—	—	15,676	(5)	31,352	(5)	62,704	(5)	—		2,051,675	(6)
Solomon Moshkevich	N/A	N/A	121,718	243,436	292,123	—		—		—		—		—
	01/26/2024	01/24/2024	—	—	—	—		—		—		31,352	(4)	2,051,675
	01/26/2024	01/24/2024	—	—	—	15,676	(5)	31,352	(5)	62,704	(5)	—		2,051,675	(6)
Matthew Rabinowitz	N/A	N/A	83,500	340,000	408,000	—		—		—		—		—
	01/26/2024	01/24/2024	—	—	—	—		—		—		68,976		4,513,789
	01/26/2024	01/24/2024	—	—	—	34,488	(5)	68,976	(5)	137,952	(5)	—		4,513,789
(1)	Pursuant to our equity grant policy, as amended, in general equity awards are granted effective as of the next occurring fourth Friday of a calendar month (or, if such date is not a trading day, the first trading day thereafter) following the date of the applicable human capital committee or board of directors meeting or the effective date of a written consent (including e-mail) of our human capital committee or board of directors.
(2)	As described in greater detail in “Compensation Discussion and Analysis,” our named executive officers were granted cash incentive bonus opportunities under our 2024 Management Cash Incentive Plan based on achievement during our 2024 fiscal year of company financial performance goals. The amounts shown in the “threshold” column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the “target” column reflect the amounts payable if all of the goals were achieved. The amounts shown in the “maximum” column reflect the maximum amount that could be paid, where applicable, for overachievement of the target goal. All amounts shown take into consideration the relative weight of the company financial performance goals, as compared to individual performance, for each executive.

On March 6, 2025, our human capital committee confirmed our achievement against the goals, as described in greater detail in “Compensation Discussion and Analysis”.

(3)	The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 28, 2025, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.

In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition. For the performance-based awards reflected in the table, grant date fair value assumes such awards will become eligible to vest at their target level.

(4)	RSUs vest over four years of service from the grant date, with 25% vesting upon completion of one year of service and the remainder in 12 equal quarterly installments thereafter.
(5)	PSUs vest upon our achievement of a cumulative annual revenue goal on or prior to the performance period end date of December 31, 2026, subject to continued service through the date of achievement, and as described in further detail in the “Long-Term Incentives” section of “Compensation Discussion and Analysis” beginning on page 50. The number of PSUs reflected in the threshold column reflects achievement of the cumulative annual revenue goal at the threshold level of 95% of target, at which 50% of the target PSUs are eligible to vest. The number of PSUs reflected in the maximum column reflects achievement of the cumulative annual revenue goal at the maximum level of 105% of target, at which 200% of the target PSUs are eligible to vest.

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(6)	Represents the target level of achievement for the PSUs, which was determined to be the probable level of achievement at the time of grant. The grant date fair value of the award assuming achievement at the maximum level is achieved is set forth in footnote 1 to the Summary Compensation Table beginning on page 57.

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Executive Compensation

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides information regarding each unexercised option and all unvested RSUs held by each of our named executive officers as of December 31, 2024. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

	Option Awards								Stock Awards
														Equity Incentive
												Equity		Plan
												Incentive		Awards:
	Equity											Plan		Market or
	Incentive											Awards:		Payout
	Plan										Market	Number of		Value of
	Awards:								Number		Value of	Unearned		Unearned
	Number of Securities		Number of		Number of				of Shares		Shares or	Shares, Units		Shares,
	Underlying		Securities		Securities		Option	Option	or Units		Units of	or Other		Units or
	Unearned,		Underlying		Underlying		Exercise	Expiration	of Stock		Stock That	Rights that		Other Rights
	Unexercised		Unexercised		Unexercised		Price	Date	That Have		Have Not	Have Not		that Have
	Options		Options		Options				Not Vested		Vested(1)	Vested		Not Vested(1)
Name	(#)		(#)		(#)		($)		(#)		($)	(#)		($)
(a)	(b)		Exercisable (c)		Unexercisable (d)		(e)	(f)	(g)		(h)	(i)		(j)
Steven Chapman	—		2,084		—		13.01	1/10/2029	—		—	—		—
	—		3,595		—		20.27	4/11/2029	—		—	—		—
	75,000	(2)	75,000	(2)	—		119.75	1/21/2031	—		—	—		—
	—		—		—		—	—	1,775	(3)	280,983	—		—
	—		—		—		—	—	16,930	(4)	2,680,019	—		—
	—		—		—		—	—	71,587	(5)	11,332,222	—		—
	—		—		—		—	—	86,220	(6)	13,648,626	—		—
	—		—		—		—	—	54,175	(7)	8,575,903	—		—
	—		—		—		—	—	101,812	(8)	16,116,840	—		—
	—		—		—		—	—	—		—	37,500	(2)	5,936,250
	—		—		—		—	—	—		—	76,359	(9)	12,087,630
	—		—		—		—	—	—		—	86,220	(10)	13,648,626
Michael Brophy	—		—		—		—	—	1,145	(3)	181,254	—		—
	—		—		—		—	—	5,000	(11)	791,500	—		—
	—		—		—		—	—	7,609	(4)	1,204,505	—		—
	—		—		—		—	—	27,936	(5)	4,422,269	—		—
	—		—		—		—	—	31,352	(6)	4,963,022	—		—
	—		—		—		—	—	24,348	(7)	3,854,288	—		—
	—		—		—		—	—	39,372	(8)	6,232,588	—		—
	—		—		—		—	—	—		—	12,500	(2)	1,978,750
	—		—		—		—	—	—		—	29,798	(9)	4,717,023
	—		—		—		—	—	—		—	31,352	(10)	4,963,022
John Fesko	—		1,804		—		9.29	3/8/2028	—		—	—		—
	—		1,725		—		15.57	3/7/2029	—		—	—		—
	—		12,283		—		19.68	3/21/2029	—		—	—		—
	—		—		—		—	—	501	(3)	79,308	—		—
	—		—		—		—	—	4,280	(4)	677,524	—		—
	—		—		—		—	—	7,214	(12)	1,141,976	—		—
	—		—		—		—	—	20,952	(5)	3,316,702	—		—
	—		—		—		—	—	31,352	(6)	4,963,022	—		—
	—		—		—		—	—	13,696	(7)	2,168,077	—		—
	—		—		—		—	—	10,822	(13)	1,713,123	—		—
	—		—		—		—	—	29,798	(8)	4,717,023	—		—
	—		—		—		—	—	—		—	5,025	(14)	795,458
	—		—		—		—	—	—		—	40,000	(14)	6,332,000
	—		—		—		—	—	—		—	22,349	(9)	3,537,815
	—		—		—		—	—	—		—	31,352	(10)	4,963,022
Solomon Moshkevich	—		27,501		—		9.59	4/7/2026	—		—	—		—
	—		42,500		—		10.41	6/8/2027	—		—	—		—
	—		20,000		—		9.29	3/8/2028	—		—	—		—
	—		5,932		—		15.57	3/7/2029	—		—	—		—
	—		34,000		—		19.68	3/21/2029	—		—	—		—
	—		—		—		—	—	501	(3)	79,308	—		—
	—		—		—		—	—	2,854	(4)	451,788	—		—
	—		—		—		—	—	6,412	(12)	1,015,020	—		—
	—		—		—		—	—	20,952	(5)	3,316,702	—		—
	—		—		—		—	—	29,423	(15)	4,657,661	—		—
	—		—		—		—	—	31,352	(6)	4,963,022	—		—
	—		—		—		—	—	9,130	(7)	1,445,279	—		—
	—		—		—		—	—	9,620	(13)	1,522,846	—		—
	—		—		—		—	—	29,798	(8)	4,717,023	—		—
	—		—		—		—	—	—		—	5,025	(14)	795,458
	—		—		—		—	—	—		—	22,349	(9)	3,537,815
	—		—		—		—	—	—		—	31,352	(10)	4,963,022
Matthew Rabinowitz	—		300,000		—		9.59	4/7/2026	—		—	—		—
	—		225,000		—		10.41	6/8/2027	—		—	—		—
	—		200,000		—		10.41	6/8/2027	—		—	—		—
	—		179,820		—		9.29	3/8/2028	—		—	—		—
	—		20,180		—		10.29	4/12/2028	—		—	—		—
	—		600,000		—		13.04	12/28/2028	—		—	—		—
	—		220,000		—		20.27	4/11/2029	—		—	—		—
	—		128,500		—		25.46	3/26/2030	—		—	—		—
	—		28,024		597	(16)	94.14	5/27/2031	—		—	—		—
	81,389	(2)	81,389		—		94.14	5/28/2031	—		—	—		—
	—		110,000	(7)	—		65.47	1/27/2032	—		—	—		—

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—		80,208		29,792	(4)	65.47	1/27/2032	—		—	—		—
—		73,140		79,503	(5)	43.74	1/26/2033	—		—	—		—
183,172	(9)	—		—		43.74	1/26/2033	—		—	—		—
—		122,114	(8)	—		43.74	1/26/2033	—		—	—		—
—		—		—		—	—	68,976	(6)	10,918,901	—		—
—		—		—		—	—	—		—	68,976	(10)	10,918,901
(1)	Market value is based on the fair market value of our common stock at the close of trading on December 31, 2024, the last trading day of fiscal year 2024, which was $158.30.
(2)	50% of the total award (option or RSUs, as applicable) granted was eligible to vest upon our achievement of a market valuation of at least $13 billion within six years of the grant date, subject to continued service through the date achievement is certified by the Company, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market valuation remains at or above $13 billion on such nine and 15 month anniversaries of the milestone date (as calculated as described in the applicable award agreement). The market valuation milestone was certified as achieved on June 28, 2024 and 50% of the award vested; the amounts in columns (b) and (i) reflect the remaining 50% of the total award that is eligible to vest on March 28, 2025 and September 28, 2025 if our market valuation remains at or above $13 billion as of the applicable date, subject to the NEO’s continuous service through such date.
(3)	RSUs vest over four years of continuous service following the vesting commencement date of January 21, 2021, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(4)	As applicable, option vests over four years of continuous service following the vesting commencement date of January 20, 2022, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of January 20, 2022, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(5)	As applicable, option vests over four years of continuous service following the vesting commencement date of January 27, 2023, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of January 27, 2023, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(6)	RSUs vest over four years of continuous service following the vesting commencement date of January 26, 2024, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(7)	Award (option or RSUs, as applicable) was eligible to vest upon the Company’s achievement of an annual revenue goal of $1.1 billion on or prior to the performance period end date of December 31, 2024, subject to continued service through the date achievement is certified by the Company. The specified annual revenue goal was achieved as of the end of the performance period, with achievement certified by the Company on January 16, 2025.
(8)	Award (option or RSUs, as applicable) was eligible to vest upon the Company’s achievement of a cumulative two-year annual revenue goal of $2.1357 billion on or prior to the performance period end date of December 31, 2024, subject to continued service through the date achievement is certified by the Company. The cumulative revenue goal was achieved at the maximum level of performance as of the end of the performance period, with achievement certified by the Company on January 16, 2025.
(9)	Award (option or RSUs, as applicable) vests upon the Company’s achievement of a cumulative three-year annual revenue goal on or prior to the performance period end date of December 31, 2025, subject to continued service through the date achievement is certified by the Company. The number of RSUs in column (i) and the value of those RSUs in column (j) reflects target performance.
(10)	RSUs vest upon the Company’s achievement of a cumulative three-year annual revenue goal on or prior to the performance period end date of December 31, 2026, subject to continued service through the date achievement is certified by the Company. The number of RSUs in column (i) and the value of those RSUs in column (j) reflects target performance.
(11)	RSUs vest over four years of continuous service following the vesting commencement date of October 22, 2021, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(12)	RSUs vest over four years of continuous service following the vesting commencement date of May 25, 2022, with 25% vesting upon completion of 12 months of service and the remainder in 3 substantially equal annual installments thereafter.
(13)	75% of the RSUs vest upon the Company’s achievement of an annual revenue goal of $1.1 billion and an additional 25% of the RSUs vest upon achievement of a cash burn goal of $300 million, in each case, subject to continued service through the date of achievement. Both applicable milestones were achieved on or prior to December 31, 2024, which achievement certified by the Company on January 16, 2025.
(14)	RSUs vest in substantially equal tranches upon achievement of specified business milestones, subject to continued service through the dates of achievement.
(15)	100% of the RSUs vest on September 1, 2026, subject to continuous service through such date.
(16)	Option vests over four years of continuous service following the vesting commencement date of January 22, 2021, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter.

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Executive Compensation

Fiscal 2024 Option Exercises and Stock Vested

The following table provides information regarding the number of shares each of our named executive officers acquired upon exercise of stock options and the vesting of RSUs during fiscal 2024.

	Option Awards		Stock Awards
	Number of		Number of
	shares	Value	shares	Value
	acquired on	realized on	acquired on	realized on
	exercise	exercise	vesting	vesting
Name	(#)	($)(1)	(#)	($)(2)
Steven Chapman	68,270	6,111,530	128,330	11,886,476
Michael Brophy	34,029	2,383,129	55,013	5,082,493
John Fesko	100	10,239	44,113	4,295,525
Solomon Moshkevich	9,075	1,522,785	35,418	3,467,259
Matthew Rabinowitz	613,496	71,374,394	4,104	366,939
(1)	Computed in accordance with Securities and Exchange Commission rules based on the excess of the fair market value of our common stock on the exercise date over the exercise price per share of our common stock multiplied by the number of options exercised and does not necessarily reflect proceeds received by the officer.
(2)	Computed in accordance with Securities and Exchange Commission rules based on the fair market value of our common stock on the vesting date multiplied by the number of units vested and does not necessarily reflect proceeds received by the officer.

Severance and Change in Control Benefits

We have entered into employment agreements with each of Mr. Chapman and Dr. Rabinowitz that provide for cash severance and related benefits and vesting acceleration of equity awards held by such NEOs if the officer is subject to an involuntary termination, whether in connection with or not in connection with a change in control, as further described below. In addition, our other NEOs participate in our executive severance plan, pursuant to which they are eligible for cash severance and related benefits and vesting acceleration of equity awards in the event of an involuntary termination, whether in connection with or not in connection with a change in control, as further described below. In order to receive such severance and other benefits, the NEO generally must (a) return all of our property in the officer’s possession, (b) resign as a member of our board of directors and all of our subsidiaries, to the extent applicable and (c) execute and allow to become effective a general release of claims against us.

Mr. Chapman

The following summary describes the severance and change in control arrangements with Mr. Chapman in effect as of December 31, 2024 as set forth in his amended and restated employment agreement, as most recently amended on August 1, 2024 (the “Chapman Agreement”). The Chapman Agreement provides that if Mr. Chapman is subject to an involuntary termination, then he will be entitled to:

●	a lump-sum cash payment equal to 12 months’ base salary, except that such lump-sum cash payment will be equal to 18 months’ base salary, plus incentive compensation calculated as if all performance criteria had been satisfied at 100% of the applicable target level, if such termination is within 18 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 18 months following a change in control of the Company; and

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●	accelerated vesting of the following:
(i)	time-based equity or equity-based awards equal to the greater of (a) 50% of his then-unvested equity or equity-based awards and (b) forward vesting of such equity or equity-based awards as if he had provided an additional 18 months of service to us; and
(ii)	performance-based equity or equity-based awards equal to (a) the total number of shares eligible for vesting based on the actual achievement of the performance conditions set forth in the applicable performance-based equity award as determined at the end of the measurement period set forth in such award, multiplied by (b) the greater of (A) 0.50 and (B) the portion of the measurement period of such performance-based equity award during which Mr. Chapman provided service to us as if he had completed an additional 18 months of continuous service measured from the date of the involuntary termination;

except, in each case,

(iii)	if such termination is within 18 months following a change in control of the Company and such termination is not an involuntary termination resulting solely from a reduction of Mr. Chapman’s level of authority or responsibility, Mr. Chapman will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards, including his then-unvested performance-based equity awards.

In addition, if Mr. Chapman is subject to an involuntary termination, then we will, in good faith, consider entering into a consulting agreement with Mr. Chapman to provide certain future services to us. Furthermore, his unvested performance-based equity awards will remain outstanding and eligible to vest for the 18-month period following the date that he ceases to provide services to us, subject to the achievement of the applicable performance conditions during such period.

Good reason means, in each case without Mr. Chapman’s prior written consent, any action by us that:

●	results in a material diminution in his duties, authority or responsibilities or a diminution in his title or position (other than for cause); modifying his title or failing to nominate or maintain him on our board (other than for cause) each constitutes good reason;
●	requires him to report to any person other than the board of directors;
●	reduces his base salary, annual cash or equity incentive opportunity amounts, or other employee benefits in which he participates;
●	relocates his principal place of employment to a location more than 25 miles from our office in Austin, Texas; or
●	constitutes a material breach by us of his amended and restated employment agreement.

Good reason will not be deemed to exist unless Mr. Chapman provides us with notice of the condition constituting good reason within 120 days after such condition comes into existence, we fail to remedy such condition within 30 days following such notice, and he terminates his employment with us within 120 days following the expiration of such cure period.

Cause means:

●	unauthorized use or disclosure of our confidential information or trade secrets;
●	material breach of any agreement with us;
●	material failure to comply with our written policies or rules;
●	commission of, or plea of guilty or no contest to, a felony;

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●	gross negligence, willful misconduct or commission of an act of fraud in dealings with us;
●	failure to perform, or apply the requisite effort to, an officer’s assigned duties;
●	failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or executives, if such cooperation is requested; or
●	death or permanent disability;

except that Mr. Chapman has a 30-day period, after written notice from us, to cure the occurrence of certain cause events.

Change in control means:

●	any merger or consolidation of us where persons who were not our stockholders prior to such merger or consolidation own 50% or more of the total voting power of the surviving entity or its parent;
●	the sale or other disposition of all or substantially all of our assets;
●	a change in the composition of our board of directors as a result of which members of our board of directors (Incumbent Board) cease for any reason to constitute at least a majority of the members of our board of directors over a period of twelve months, unless the appointment or election of any new board member was approved or recommended by a majority vote of the members of the Incumbent Board; or
●	any person acquiring beneficial ownership of more than 50% of our total voting power.

Dr. Rabinowitz

Pursuant to his amended and restated employment agreement with us, as most recently amended on November 1, 2024, if Dr. Rabinowitz is subject to an involuntary termination, then he will be entitled to:

●	a lump-sum cash payment equal to 12 months’ base salary, except that such lump-sum cash payment will be equal to 18 months’ base salary, plus incentive compensation calculated as if all performance criteria had been satisfied at 100% of the applicable target level, if such termination is within 12 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 12 months following a change in control of the Company; and
●	accelerated vesting of the following:
(i)	time-based equity or equity-based awards equal to the greater of (a) 50% of his then-unvested equity or equity-based awards and (b) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that in the event of a CIC Termination his time-based equity awards will vest in full;
(ii)	performance-based equity awards granted after November 1, 2024 equal to (i) the total number of shares eligible for vesting based on the actual achievement of the performance conditions set forth in the applicable performance-based equity award as determined at the end of the measurement period set forth in such award, multiplied by (ii) the greater of (A) 0.50 and (B) the portion of the measurement period of such performance-based equity award during which Dr. Rabinowitz provided service to us as if he had completed an additional 12 months of continuous service measured from the date of his involuntary termination, except that in the event of a CIC Termination such performance-based equity awards will be accelerated based on the greater of (A) actual achievement at the time of the change in control or (B) 100% achievement; and
(iii)	performance-based equity awards outstanding as of November 1, 2024 equal to 100% achievement of such performance-based equity awards, consistent with certain provisions of Dr. Rabinowitz’s

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prior employment agreement, except that in the event of a CIC Termination such performance-based equity awards will be accelerated based on the greater of (A) actual achievement at the time of the change in control or (B) 100% achievement.

Good reason means, in each case without Dr. Rabinowitz’s prior written consent, any action by us that:

●	results in a material diminution in his duties, authority or responsibilities or a diminution in his title or position (other than for cause); modifying his title or failing to nominate or maintain him on our board (other than for cause) each constitutes good reason;
●	requires him to report to any person other than the board of directors;
●	reduces his base salary, annual cash or equity incentive opportunity amounts, or other employee benefits in which he participates;
●	relocates his principal place of employment to a location more than 25 miles from our office in San Carlos, California; or
●	constitutes a material breach by us of his amended and restated employment agreement.

Good reason will not be deemed to exist unless Dr. Rabinowitz provides us with notice of the condition constituting good reason within 120 days after such condition comes into existence, we fail to remedy such condition within 30 days following such notice, and he terminates his employment with us within 120 days following the expiration of such cure period.

Cause means the commission of, or plea of guilty or no contest to, a felony; commission of an act of fraud in dealings with us; abandonment or neglect of duties for an extended period of time, application of less than full time effort to us; or death or permanent disability.

Change in control has the same meaning as described under “—Mr. Chapman” above.

Executive Severance Plan

Our human capital committee adopted an executive severance plan (Severance Plan) in 2024 pursuant to which we offer severance benefits to our named executive officers (other than our chief executive officer and our executive chairman) and other senior management employees. Our human capital committee has the authority to designate the employees eligible to participate in the Severance Plan and administers the Severance Plan. To participate in the Severance Plan, the designated employee must enter into a participation agreement (Participation Agreement), which provides that the terms and conditions of the Severance Plan shall supersede and replace any existing employment or severance agreement between the Company and the individual.

Each of Messers. Brophy, Fesko, and Moshkevich have entered into a Participation Agreement as a participant in the Severance Plan. Pursuant to the Severance Plan and his Participation Agreement, if any of such NEOs is subject to an involuntary termination, he will be entited to:

●	a lump-sum cash payment equal to six months’ base salary, except that such lump-sum cash payment will be equal to 12 months’ base salary if such termination is within 12 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months; and
●	accelerated vesting of equity or equity-based awards as follows:
(i)	time-based equity or equity-based awards equal to the greater of (1) 50% of his then-unvested equity or equity-based awards and (2) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us; and

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(ii)	accelerated vesting of performance-based equity or equity-based awards equal to (1) the total number of shares eligible for vesting based on the actual achievement of the performance conditions set forth in the applicable performance-based equity award as determined at the end of the measurement period set forth in such award, multiplied by (2) the greater of (A) 0.50 and (B) the portion of the measurement period of such performance-based equity award during which such NEO provided service to us as if he had completed an additional 12 months of continuous service measured from the date of the involuntary termination;

except, in each case, that if such termination is within 12 months following a change in control of the Company, such NEO will receive:

(i)	accelerated vesting with respect to 100% of his then-unvested time-based equity or equity-based awards; and
(ii)	with respect to performance-based equity or equity-based awards:
(1)	in the case of revenue milestones, achievement shall be determined and vesting shall accelerate accordingly, based on our revenue forecasts approved by our board of directors at the time of such change in control;
(2)	in the case of market capitalization milestones, achievement shall be determined, and vesting shall accelerate accordingly, using our valuation in connection with such change in control; and
(3)	in the case of all other milestones, full vesting.

Good reason means:

●	a change in position that materially reduces his level of authority or responsibility without his consent;
●	a reduction in his then-current base salary; or
●	receipt of notice that his principal workplace will be relocated by more than 30 miles, such relocation materially increases his commuting distance, and he is not allowed to provide services remotely.

Good reason will not be deemed to exist unless such NEO provides us with notice of the condition constituting good reason within 90 days after such condition comes into existence, we fail to remedy such condition within 30 days following such notice, and the resignation for such reason becomes effective within six months after the condition first comes into existence.

Cause has the same meaning as described under “—Mr. Chapman” above, including a 30-day period, after written notice from us, to cure the occurrence of certain cause events.

Change in control has the same meaning as described under “—Mr. Chapman” above.

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Potential Severance Payments and Benefits

The following table reflects the potential payments and benefits to which our NEOs would be entitled under the arrangements described above, assuming that both a change in control (if applicable) and an involuntary termination of employment occurred on December 31, 2024 (the last day of our 2024 fiscal year).

		Cash
	Cash	Severance
	Severance	(Incentive	COBRA	Equity
	(Salary)	Compensation)	Benefit	Acceleration	Total
Name	($)	($)	($)(1)	($)(2)	($)
Steven Chapman
Involuntary Termination(3)	795,000	—	28,201	59,314,703	60,137,904
Change in Control Termination(4)	1,192,500	795,000	42,301	53,678,105	55,707,906
Change in Control Acceleration(5)	—	—	—	33,520,242	33,520,242
Michael Brophy
Involuntary Termination(3)	244,805	—	28,201	22,602,232	22,875,238
Change in Control Termination(4)	489,610	—	28,201	21,242,594	21,760,405
Change in Control Acceleration(5)	—	—	—	12,122,614	12,122,614
John Fesko
Involuntary Termination(3)	244,625	—	35,027	21,744,602	22,024,254
Change in Control Termination(4)	489,250	—	35,027	25,806,858	26,331,135
Change in Control Acceleration(5)	—	—	—	8,598,223	8,598,223
Solomon Moshkevich
Involuntary Termination(3)	244,625	—	35,027	19,750,220	20,029,872
Change in Control Termination(4)	489,250	—	35,027	23,779,826	24,304,103
Change in Control Acceleration(5)	—	—	—	7,685,148	7,685,148
Matthew Rabinowitz
Involuntary Termination(3)	400,000	—	24,846	88,050,516	88,475,362
Change in Control Termination(4)	600,000	340,000	37,270	54,733,744	55,711,014
Change in Control Acceleration(5)	—	—	—	43,411,978	43,411,978
(1)	Reflects actual cost of COBRA as in effect as of December 31, 2024, based on each officer’s elections with respect to our health insurance plans.
(2)	Reflects the number of options (including PSOs), RSUs (including PSUs) vesting, multiplied by $158.30, the closing price of a share of our common stock on the last trading day of our 2024 fiscal year (the 2024 Closing Price) less (in the case of options) the exercise price per share.
(3)	Defined as an involuntary termination without cause or a voluntary resignation for good reason, in each case as defined above with respect to each officer.

In general, each officer is entitled to accelerated vesting equal to the greater of 50% of the then-unvested portion of such award or 12 months’ (or in the case of Mr. Chapman, 18 months’) additional vesting in the event of an involuntary termination not in connection with a change in control, including, with respect to each officer, any performance-based equity awards based on the actual achievement of the performance conditions set forth in the applicable performance-based equity award as determined at the end of the measurement period set forth in such award; except that with respect to any performance-based equity awards granted to Dr. Rabinowitz prior to November 1, 2024, Dr. Rabinowitz is entitled to 100% acceleration of the-then unvested portion of his performance-based award in the event of an involuntary termination not in connection with a change in control.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Fesko and Moshkevich that vested in part based upon the Company’s achievement of certain revenue targets during 2024, because such achievement was not certified until January 2025, but such PSUs otherwise would have vested in the event of an involuntary termination on December 31, 2024, 100% of the value of such PSUs has been included here based on actual achievement of such goals.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Fesko and Moshkevich that vest in part based upon our achieving a $13 billion market valuation, 50% of such PSUs vested in June 2024 and the remaining 50% are eligible to vest in 2025. With respect to the remaining 50% of such PSUs, in the event of an involuntary termination following the date on which the $13 billion market valuation has been achieved but prior to completion of the continuous service requirements for vesting, the remaining portion of the PSUs are eligible for such accelerated vesting if and only if the Company’s market valuation equals or exceeds $13 billion valuation on either (1) on the date of such involuntary termination or (2) when averaged during the three-month period ending on the date of such involuntary termination. Because the $13 billion market valuation would have been achieved as of December 31, 2024, the value of such PSUs has been included here

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(4)	Defined as an involuntary termination within 12 months (18 months in the case of Mr. Chapman) of our change in control.

In general, each officer is entitled to accelerated vesting equal to 100% of the then-unvested portion of each award in the event of an involuntary termination in connection with a change in control, including with respect to any performance-based equity awards.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Fesko and Moshkevich that vested or will vest in part based upon our achieving a $13 billion market valuation, because such PSUs would have already vested in connection with a change in control due to the relevant performance criteria being achieved as of or prior to December 31, 2024, the value of such PSUs has not been included here.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Fesko and Moshkevich that vest in part based upon our achieving certain revenue targets (other than those PSUs for which the applicable revenue targets were achieved during 2024 and which would have already vested in connection with a change in control due to the relevant performance criteria being achieved as of December 31, 2024), because such PSUs would not have already vested in connection with a change in control due to the relevant performance criteria not being achieved as of December 31, 2024, 100% of the value of such PSUs has been included here, assuming that the performance criteria was satisfied at 100% of target level, as applicable.

With respect to the PSOs granted to Dr. Rabinowitz that vested or will vest in part based upon our achieving a $13 billion market valuation, because such PSOs would have already vested in connection with a change in control due to the relevant performance criteria being achieved as of December 31, 2024, the value of such PSOs has not been included here.

With respect to the PSOs granted to Dr. Rabinowitz that vest based on achievement of certain revenue targets (other than those PSOs for which the applicable revenue targets were achieved during 2024 and which would have already vested in connection with a change in control due to the relevant performance criteria being achieved as of December 31, 2024), because such PSOs would not have already vested in connection with a change in control due to the relevant performance criteria not being achieved as of December 31, 2024, 100% of the value of such PSOs (less the exercise price per share) has been included here, assuming that the performance criteria was satisfied at 100% of target level, as applicable.

(5)	With respect to the stock options and PSUs that vest in part based on achievement of certain market valuation milestones or certain revenue targets, in the event of a change in control our finance team will evaluate whether a milestone has been achieved in connection with such change in control. Following such certification (if any), to the extent the applicable award did not become fully vested in connection with such certification, such awards will vest solely based on provision of continuous service by the officer through each applicable vesting date, subject to vesting acceleration as otherwise provided in the officer’s employment arrangements, in each case as described above.

In the event of an involuntary termination prior to our change in control, any unvested portion of such award will be eligible for vesting acceleration in connection with such involuntary termination as described above:

●	if a milestone is achieved within 60 days following such involuntary termination; or
●	if a milestone has been achieved prior to such involuntary termination, only if the milestone value is equaled or exceeded on the date of such involuntary termination or when averaged during the 3-month period ending on the date of such involuntary termination.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Fesko and Moshkevich that vest, in part, upon our achieving a $13 billion market valuation, 50% of such PSUs vested in June 2024, and the remaining 50% are eligible to vest in 2025. With respect to the remaining 50% of such PSUs, we have assumed the performance criteria will not have been satisfied in connection with such change in control with respect to such unvested PSUs, and as such, the value of PSUs has been included here on the assumption that they would have have accelerated upon a change in control occurring on December 31, 2024.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Fesko and Moshkevich that vested during 2024, in part, upon our achievement of certain revenue targets during 2024, which achievement was certified in January 2025, we have assumed the performance criteria would have been satisfied in connection with such change in control but prior to certification of the applicable revenue targets, and as such, the value of such awards have been included here on the assumption that they would have accelerated upon a change in control occurring on December 31, 2024. With respect to the PSUs granted to Messrs. Chapman, Brophy, Fesko and Moshkevich that vest, in part, upon our achieving other certain revenue targets, we have assumed the performance criteria will not have been satisfied in connection with such change in control, and as such, the value of such awards have not been included here on the assumption that they would have not have accelerated upon a change in control occurring on December 31, 2024.

With respect to the PSOs granted to Dr. Rabinowitz that vest in part, upon our achieving a $13 billion market valuation, 50% of such PSOs vested in June 2024, and we have assumed the performance criteria will have been satisfied in connection with such change in control with respect to such unvested PSOs, and as such, the value of the unvested portion of such PSOs has been included here on the assumption that they would have have accelerated upon a change in control occurring on December 31, 2024.

With respect to the PSOs granted granted to Dr. Rabinowitz that vested during 2024, in part, upon our achievement of certain revenue targets during 2024, which achievement was certified in January 2025, we have assumed the performance criteria would have been satisfied in connection with such change in control but prior to certification of the applicable revenue targets, and as such, the value of such awards have been included here on the assumption that they would have accelerated upon a change in control occurring on December 31, 2024. With respect to the PSOs granted to Dr. Rabinowitz that vest, in part, upon our achieving certain revenue targets, we have assumed the performance criteria will not have been satisfied in connection with such change in control, and as such, the value of such awards have not been included here on the assumption that they would have not have accelerated upon a change in control occurring on December 31, 2024.

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CEO Pay Ratio

The following is a discussion regarding the ratio of the annual total compensation of Mr. Chapman, our CEO and principal executive officer, to our median employee’s annual total compensation, for 2024. We have opted to identify our median employee for 2024 based on our employee population as of October 1, 2024, as described below.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither our human capital committee nor our management use our pay ratio to make compensation decisions.

For purposes of identifying our “median employee,” we used our employee population as of October 1, 2024 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). Five employees, located in Canada, were excluded from the calculation under the de minimis exception provided in Item 402(u) of Regulation S-K, resulting in a total of 4,185 U.S. employees. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:

●	We calculated the 2024 annual total compensation of each employee, excluding Mr. Chapman, as the sum of (1) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule for hourly employees; (2) target annual cash incentive compensation, if applicable; and (3) grant date fair value of equity awards granted during the year.
●	In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2024, through the determination date.

This process resulted in the identification of an employee whose compensation was anomalous, as that individual was newly hired in 2024. As a result, we substituted an employee near the median whose compensation was viewed as more representative of our median employee.

We calculated the annual total compensation for fiscal 2024 for our median employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2024, the annual total compensation for Mr. Chapman and our median employee was $13,032,674 and $136,511, respectively. Accordingly, the resulting ratio of the two amounts is approximately 95 to 1. We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.

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Pay-Versus-Performance

As required by Section 952(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last five completed fiscal years. For our NEOs other than our principal executive officer (PEO), compensation is reported as an average. In determining the “compensation actually paid” (CAP) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table. The equity adjustment calculations reflected in the table below reflect equity granted over a span of eight years of service prior to, as well as during, the reported fiscal years (2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024).

					Value of Initial Fixed $100
					Investment Based On:
						Peer Group
			Average			Total
			Summary	Average		Stockholder
	Summary		Compensation	Compensation		Return
	Compensation	Compensation	Table Total	Actually Paid	Total	(Nasdaq
	Table Total	Actually Paid	for Non-PEO	to Non-PEO	Stockholder	Biotechnology	Net Income	Total Revenue
Year	for PEO(1)	to PEO(2)	NEOs(3)	NEOs(4)	Return(5)	Index)(6)	(in thousands)(7)	(in thousands)(8)
2024	$13,032,674	$95,390,804	$6,124,794	$46,461,399	$469.87	$118.20	$(190,426)	$1,696,911
2023	$12,727,887	$32,772,214	$4,882,630	$12,994,682	$185.93	$118.87	$(434,801)	$1,082,571
2022	$8,246,281	$(10,478,887)	$4,548,786	$(4,682,784)	$119.23	$113.65	$(547,799)	$820,222
2021	$23,343,147	$17,842,930	$8,415,636	$7,334,133	$277.20	$126.45	$(471,716)	$625,486
2020	$8,083,213	$60,865,789	$2,795,161	$24,672,935	$295.40	$126.42	$(229,743)	$391,005
(1)

Our PEO for each year reported is Steven Chapman, our Chief Executive Officer. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Chapman in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(2)

In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEO during fiscal years 2024, 2023, 2022, 2021, and 2020, which consisted solely of adjustments to the PEO’s equity awards:

Description of Adjustment	2024	2023	2022	2021	2020
Summary Compensation Table – Total Compensation	$13,032,674	$12,727,887	$8,246,281	$23,343,147		$8,083,213
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(11,284,474)	$(11,133,142)	$(7,093,675)	$(22,417,562)		$(7,291,047)
+ fair value at fiscal year end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	$40,945,878	$23,915,639	$4,352,420	$14,282,938		$25,400,473
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	$44,724,070	$6,009,186	$(11,074,522)	$(745,043)		$21,714,867
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$833,838	$533,851	$550,650	$0		$6,497,053
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	$7,138,818	$718,793	$(5,460,040)	$3,379,450		$6,461,230
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$0	$0	$0	$0		$0
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$0	$0	$0	$0	$
Total Equity Adjustments (subtotal)*	$0	$0	$(18,725,167)	$(5,500,217)		$52,782,576
Compensation Actually Paid	$95,390,804	$32,772,214	$(10,478,887)	$17,842,930		$60,865,789
*	Calculations reflect equity granted over a span of eight years of service prior to, as well as during, the reported fiscal years.

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(3)	The non-PEO NEOs for each year reported are as follows:

For 2024: Michael Brophy, John Fesko, Solomon Moshkevich, and Matthew Rabinowitz

For 2023: Michael Brophy, Robert Schueren, Daniel Rabinowitz, and Matthew Rabinowitz

For 2022: Michael Brophy, Robert Schueren, Daniel Rabinowitz, and Matthew Rabinowitz

For 2021: Michael Brophy, Robert Schueren, Daniel Rabinowitz, and Matthew Rabinowitz

For 2020: Michael Brophy, Robert Schueren, Matthew Rabinowitz, and Jonathan Sheena

The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(4)

In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid on average to our non-PEO NEOs during fiscal years 2024, 2023, 2023, 2021, and 2020, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

Description of Adjustment	2024	2023	2022	2021	2020
Summary Compensation Table – Total Compensation	$6,124,794	$4,882,630	$4,548,786	$8,415,636	$2,795,161
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(5,334,407)	$(4,249,439)	$(3,982,802)	$(7,808,661)	$(2,262,392)
+ fair value at fiscal year end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	$19,355,974	$9,484,948	$2,256,160	$6,278,945	$10,304,088
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	$23,293,949	$2,199,442	$(4,777,779)	$(488,996)	$8,640,852
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$383,798	$175,978	$256,134	$0	$562,800
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	$2,637,291	$501,123	$(2,983,283)	$937,209	$4,632,426
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$0	$0	$0	$0	$0
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$0	$0	$0	$0	$0
Total Equity Adjustments (subtotal)*	$0	$0	$(9,231,569)	$(1,081,503)	$21,877,775
Compensation Actually Paid	$46,461,399	$12,994,682	$(4,682,784)	$7,334,133	$24,672,935
*	Calculations reflect equity granted over a span of up to eight years of service prior to, as well as during, the reported fiscal years (2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024).

(5)

Cumulative total stockholder return on our shares of common stock from December 31, 2019 through December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024, respectively. Assumes the investment of $100 on December 31, 2019 in our shares of common stock and assumes the reinvestment of dividends, if any, although dividends have never been declared on our shares of common stock.

(6)

Cumulative total stockholder return on the NASDAQ Biotechnology Index from December 31, 2019 through December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024, respectively. Assumes the investment of $100 on December 31, 2019 in the NASDAQ Biotechnology Index and assumes the reinvestment of dividends.

(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)	The dollar amounts reported represent the amount of total revenue reflected in our audited financial statements for the applicable year.

Our human capital committee makes executive compensation decisions independent of SEC disclosure requirements. For a discussion of our human capital committee’s decision-making process, please see “Compensation Discussion and Analysis” above.

Compensation Actually Paid and Total Stockholder Return

The following graph illustrates the relationship between the PEO and average non-PEO NEO “compensation actually paid” (CAP), total compensation from the Summary Compensation Table (SCT), our cumulative Total

2025 Proxy Statement 71

Executive Compensation

Stockholder Return (TSR,) and the TSR of the NASDAQ Biotechnology Index, assuming an initial fixed investment of $100, for the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020. The SCT total compensation of our PEO and the average SCT total compensation of our non-PEO NEOs, each as disclosed in the table above, are included in the following graph as supplemental disclosures for each of the periods presented. As detailed in the table above, the CAP calculations include equity adjustments that reflect equity granted over a span of eight years of service prior to, as well as during, the reported fiscal years.

A significant portion of our NEOs’ compensation consists of equity awards. As a result, the change between the values disclosed in our SCT and CAP tends to be directionally aligned with changes in our TSR. Our five-year TSR for the fiscal years 2020 through 2024 is 369.87%.

Compensation Actually Paid and Net Income

The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our net income (loss) for the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020. As detailed in the table above, the CAP calculations include equity adjustments that reflect equity granted over a span of eight years of service prior to, as well as during, the reported fiscal years. While we are required by SEC rules to disclose the relationship between our net income and CAP to our NEOs, our company strategy has historically focused on prioritizing rapid revenue growth and investments to support future profitability. As a result, net income is historically not a metric our human capital committee uses in evaluating our NEOs’ compensation. Progressing towards profitability and future net income generation has, however, been a key objective as we continue to mature as a company. For example, in 2022 we set a corporate goal to reach cash flow breakeven in a quarter by the end of 2024, and not only did we achieve that goal in the first quarter of 2024, we also generated positive cash flow for the full year ended December 31, 2024.

72 2025 Proxy Statement

Executive Compensation

Compensation Actually Paid and Total Revenue

The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our total revenue for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020. As detailed in the table above, the CAP calculations include equity adjustments that reflect equity granted over a span of seven years of service prior to, as well as during, the reported fiscal years. Our human capital committee views our revenue as an important metric by which to evaluate and measure our performance, and therefore executive performance. As such, total revenue is one of three company financial metrics under our annual cash incentive program, and is weighted the highest of the three, at 55%. In addition, our human capital committee primarily utilizes annual revenue as the performance milestone for performance-based awards under our long-term incentive plan.

2025 Proxy Statement 73

Executive Compensation

Most Important Performance Measures

For 2024, the most important performance measures used to inform our executive compensation decisions included the following:

●	Total revenue
●	Product gross margin
●	Operating cash flow

74 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2025 for:

●	each of our named executive officers;
●	each of our directors;
●	all of our executive officers and directors as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own five percent or more of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and 13D filed with the SEC.

Applicable percentage ownership is based on 135,539,896 shares of common stock outstanding at March 15, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock units held by that person or entity that are currently exercisable or that will become exercisable or vest within sixty days of March 15, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Natera, Inc., 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percent of Class
Named Executive Officers and Directors:
Roy Baynes(1)	32,584	*
Monica Bertagnolli	—	*
Roelof Botha(2)	1,240,519	*
Michael Brophy(3)	19,429	*
Rowan Chapman(4)	28,273	*
Steven Chapman(5)	67,483	*
John Fesko(6)	114,431	*
James Healy(7)	1,646,252	1.21%
Gail Marcus(8)	43,326	*
Solomon Moskevich(9)	206,247	*
Matthew Rabinowitz(10)	3,652,447	2.69%
Herm Rosenman(11)	132,282	*
Jonathan Sheena(12)	433,527	*
Ruth Williams-Brinkley(13)	8,214	*
All Executive Officers and Directors as a Group (14 persons)	7,625,014	5.63%
5% Stockholders:
The Vanguard Group, Inc.(14)	10,971,895	8.09%
Blackrock, Inc.(15)	8,237,984	6.08%

*Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.

75 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(1)	Consists of (i) 12,935 shares of common stock held by Dr. Baynes and (ii) 19,649 shares of common stock issuable to Dr. Baynes pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(2)	Consists of (i) 954 shares held by Mr. Botha, (ii) 1,224,787 shares of common stock held by estate planning vehicles for the benefit of Mr. Botha and (iii) 14,778 shares of common stock issuable to Mr. Botha pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(3)	Consists of (i) 11,595 shares of common stock held by Mr. Brophy and (ii) 7,834 shares of common stock issuable to Mr. Brophy pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(4)	Consists of (i) 3,238 shares of common stock held by Dr. Chapman and (ii) 25,035 shares of common stock issuable to Dr. Chapman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(5)	Consists of (i) 45,076 shares of common stock held by Mr. Chapman and (ii) 22,407 shares of common stock issuable to Mr. Chapman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(6)	Consists of (i) 93,476 shares of common stock held by Mr. Fesko and (ii) 20,955 shares of common stock issuable to Mr. Fesko pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(7)	Consists of (i) 43,154 shares of common stock held by Dr. Healy, (ii) 52,818 shares of common stock issuable to Dr. Healy pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025, and (iii) 1,550,280 shares held by Sofinnova Venture Partners IX, L.P. (Sofinnova Venture Partners IX), over which Dr. Healy may be deemed to have shared voting and dispositive power, according to a Form 4 filed with the SEC on January 31, 2025, by Dr. Healy, which may not be current as of March 15, 2025. Sofinnova Management IX, L.L.C. (Sofinnova Management IX) is the general partner of Sofinnova Venture Partners IX and Dr. Healy is the sole managing member of Sofinnova Management IX. Sofinnova Management IX may be deemed to have sole and dispositive voting power, over the shares directly owned by Sofinnova Venture Partners IX. Such entities and individuals expressly disclaim any such beneficial ownership over the shares owned by the Sofinnova Funds, respectively, except to the extent of any pecuniary interest therein, if any. The address of each of the entities identified in this footnote is Sofinnova Investments, Inc., 3000 Sand Hill Road, Building 3, Suite 150, Menlo Park, California 94025.
(8)	Consists of (i) 6,740 shares of common stock held by Dr. Marcus and (ii) 36,586 shares of common stock issuable to Dr. Marcus pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(9)	Consists of (i) 71,456 shares of common stock held by Mr. Moshkevich and (ii) 134,791 shares of common stock issuable to Mr. Moshkevich pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(10)	Consists of (i) 2,284,338 shares of common stock held by Dr. Rabinowitz, (ii) 84,000 shares of common stock held by The Tinkerbelle Trust, and (iii) 1,284,109 shares of common stock issuable to Dr. Rabinowitz pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(11)	Consists of (i) 62,934 shares of common stock held by Mr. Rosenman and (ii) 69,348 shares of common stock issuable to Mr. Rosenman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(12)	Consists of (i) 247,493 shares of common stock held by Mr. Sheena, (ii) 43,282 shares of common stock held by Caraluna Trust I, (iii) 43,282 shares of common stock held by Caraluna Trust II and (ii) 99,740 shares of common stock issuable to Mr. Sheena pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(13)	Consists of 8,214 shares of common stock issuable to Ms. Williams-Brinkley pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2025.
(14)	According to a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc. (Vanguard Group), which may not be current as of March 15, 2025, Vanguard Group has shared voting power with respect to 47,883 shares of common stock, sole dispositive power with respect to 10,802,484 shares of common stock, and shared dispositive power with respect to 169,411 shares of common stock. The address for Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(15)	According to a Schedule 13G/A filed with the SEC on November 8, 2024, by BlackRock, Inc., which may not be current as of March 15, 2025, Blackrock, Inc. has sole voting power with respect to 7,712,576 shares of common stock and sole dispositive power with respect to 8,237,984 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

Changes in Control

We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

76 2025 Proxy Statement

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Number of
Securities
	Number of	Weighted	Remaining
	Securities	Average	Available
	to be Issued	Exercise	for Future Issuance
	Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation
	Outstanding	Options,	Plans
	Options,	Warrants	(Excluding
	Warrants and	and	Securities
	Rights	Rights(1)	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders(2)	14,463,664	$30.2287	13,087,917	(3)
Equity compensation plans not approved by stockholders	—		—
Total	14,463,664	$30.2287	13,087,917
(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	All of our equity compensation plans have been approved by our stockholders. This information is with respect to the 2007 Stock Plan, as amended (the 2007 Plan), the Amended and Restated 2015 Equity Incentive Plan (the 2015 Plan), and the 2015 Employee Stock Purchase Plan (the 2015 ESPP). The 2015 Plan is the successor to and continuation of the 2007 Plan. After the effective date of our initial public offering in June 2015, we have not granted any additional awards under the 2007 Plan, but all stock awards granted under the 2007 Plan remain subject to their existing terms. The 2015 ESPP provides that the number of shares reserved for issuance thereunder will be increased automatically on the first business day of each fiscal year during its term, ending in (and including) 2035, by a number equal to the least of (i) 1% of the total number of shares issued and outstanding on the last business day of the prior fiscal year, (ii) 880,000 shares, or (iii) a number of shares determined by our board of directors. This row does not reflect 880,000 shares that were added to the 2015 ESPP effective January 2, 2025 pursuant to the stockholder-approved terms of such plans.
(3)	Included in this amount are an aggregate of 7,918,568 shares available for future issuance under our 2015 Plan and an additional 5,169,349 shares available for future issuance under our 2015 ESPP.

77 2025 Proxy Statement

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeds or will exceed $120,000; and
●	any of our directors, executive officers or holders of more than five percent (5%) of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

MyOme, Inc.

As previously disclosed, in February 2024, we entered into a collaboration and commercialization agreement (the Collaboration Agreement) with MyOme, Inc. (MyOme) pursuant to which the parties are partnering to offer certain genetic testing services to be developed and funded solely by MyOme and overseen by a joint steering committee. In connection with the Collaboration Agreement, we received a 10-year warrant to purchase 3,058,485 shares of MyOme’s common stock at a strike price of $0.25 per share, which will vest upon a MyOme liquidity event (as defined in MyOme’s certificate of incorporation). In September 2024, we achieved certain commercialization milestones and as a result, pursuant to the Collaboration Agreement, received an additional warrant to purchase 2,080,565 shares of MyOme’s series B preferred stock at a strike price of $0.01 per share. To the extent the genetic testing services are successfully commercialized, we will owe certain royalty payments to MyOme.

Also, as previously disclosed, in December 2021, we participated in MyOme’s series B financing, pursuant to which we purchased series B preferred shares and warrants exercisable for shares of MyOme series B preferred shares for an aggregate purchase price of approximately $4 million. As a result of this transaction, and including the shares underlying the warrants, we are a beneficial holder of approximately 16.5% of the outstanding shares of MyOme on a fully diluted basis.

The following are the Company’s related persons and the basis of each such related person’s relationship with MyOme:

●	Matthew Rabinowitz, our executive chairman and co-founder, is the chairman of the board and founder of MyOme and a beneficial holder of approximately 22.6% of the outstanding shares of MyOme on a fully diluted basis;
●	Jonathan Sheena, our co-founder and a member of our board of directors, is a stockholder and a member of the board of directors of MyOme;
●	Daniel Rabinowitz, our Secretary and Chief Legal Officer, is a stockholder of MyOme; and
●	Roelof Botha, our Lead Independent Director, is a managing member of Sequoia Capital Operations, LLC. Certain funds affiliated with Sequoia Capital Operations, LLC also participated in MyOme’s series B financing.

Our board of directors has established an independent committee to oversee our relationship with MyOme, including reviewing and, if necessary or appropriate, approving, terms of agreements or transactions that we enter into with MyOme.

2025 Proxy Statement 78

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Daniel Rabinowitz, a brother of Dr. Matthew Rabinowitz, our Executive Chairman of our board of directors, has been employed by us since July 2004. Daniel Rabinowitz serves as our Secretary and Chief Legal Officer. During the year ended December 31, 2024, Daniel Rabinowitz received total compensation, including base salary, bonus, equity awards and other compensation, of $4,262,703.

Daniel Rabinowitz’s compensation level was determined, in part, by reference to similarly situated employees who were not related to an executive officer or director. He was also eligible for equity awards on the same general terms and conditions as applicable to other similarly situated employees who were not related to an executive officer or director, and we have entered into an arrangement with him that provides for certain severance and change in control benefits.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors and executive officers and such other key employees against any and all expenses incurred by that director or executive officer, or other key employee because of his or her status as one of our directors or executive officers, or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors and executive officers and other key employees in connection with a legal proceeding.

Change in Control Arrangements

Certain of our executive officers have agreements in place that provide for certain benefits in the event of a change in control. For more information regarding these benefits, see “Executive Compensation — Severance and Change in Control Benefits.”

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

2025 Proxy Statement 79

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than ten percent (10%) of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Delinquent Section 16(a) Reports

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during our fiscal year ended December 31, 2024, all Section 16(a) filing requirements were satisfied on a timely basis, other than with respect to a 10b5-1 trading plan sale for the Chapman Family Trust on March 15, 2024, which was then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on March 29, 2024; a grant and vest of performance stock units for John Fesko on February 29, 2024, which was then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on March 7, 2024; and a grant and vest of performance stock units for Solomon Moshkevich on February 29, 2024, which was then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on March 7, 2024.

2025 Proxy Statement 80

Audit Committee Report

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

Role of the Audit Committee

The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes, as well as cybersecurity and information security matters. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our audit committee reviews and approves significant related party transactions before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Natera’s audit committee charter, published under the Governance Documents section of our Investor Relations website at http://investor.natera.com.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with GAAP.

Review of Audited Financial Statements for the Year ended December 31, 2024

The audit committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2024. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee

Herm Rosenman, Chair

Rowan Chapman

James Healy

Gail Marcus

81 2025 Proxy Statement

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Natera recommended by our board of directors.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

Annual Report on Form 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2024 with the SEC on February 28, 2025. A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attention: Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered to be proxy-soliciting material.

THE BOARD OF DIRECTORS
Austin, Texas
April 24, 2025

2025 Proxy Statement 82

Questions And Answers About Procedural Matters

Annual Meeting

Q:	Why am I receiving these proxy materials?
A:

You are receiving these proxy materials from us because you were a stockholder of record of Natera, Inc. at the close of business on April 15, 2025 (the Record Date). Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held virtually on Thursday, June 12, 2025 at 11:30 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We intend to commence distribution of the Notice, and if applicable, proxy materials to stockholders on or about April 24, 2025. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:	How can I get electronic access to the proxy materials?
A:

Our proxy materials are available at www.proxyvote.com and on our website at http://investor.natera.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send proxy materials for the Annual Meeting and/or future proxy materials to you by email by following the instructions provided at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

Q:	What is included in the proxy materials?
A:	The proxy materials include:
●	this proxy statement for the Annual Meeting;
●	our 2024 Annual Report; and
●	the proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
Q:	What information is contained in this proxy statement?
A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.

83 2025 Proxy Statement

Questions And Answers About Procedural Matters

Q:	How can I attend the virtual Annual Meeting?
A:

The Annual Meeting will be held in a virtual meeting format. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication, and cost savings to our stockholders. You may participate in the virtual Annual Meeting if you were a stockholder of Natera as of the close of business on April 15, 2025, the Record Date, or if you hold a valid proxy for the Annual Meeting. You will be able to attend and participate in the Annual Meeting, including voting your shares during the meeting, by visiting www.virtualshareholdermeeting.com/NTRA2025. You will need the control number included on the Notice.

The live webcast of the Annual Meeting will begin promptly at 11:30 a.m. Pacific Time on Thursday, June 12, 2025. Online check-in will begin at 11:15 a.m. Pacific Time on Thursday, June 12, 2025, and you should allow ample time for the check-in procedures.

You will need to obtain your own Internet access if you choose to attend the virtual Annual Meeting online and/or vote over the Internet. A webcast replay of the virtual Annual Meeting will be available until June 12, 2026.

Q:	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:

If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. We encourage you to check in at 11:15 a.m. Pacific Time on Thursday, June 12, 2025, the day of the Annual Meeting, to allow ample time for check-in procedures and so you may address any technical difficulties before the Annual Meeting live webcast begins.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Stockholders of record — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

Beneficial owners — Many Natera stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

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Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws, and Delaware state law. The presence — by meeting attendance or by proxy — of a majority of the aggregate voting power of the issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our amended and restated certificate of incorporation, or our amended and restated bylaws, the holders of shares of common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Natera. Each holder of common stock will have the right to one vote per share of common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“withhold,” or “abstain”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware and our amended and restated bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What is a broker non-vote?
A:

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. See “Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” below for a discussion on which proposals nominees do not have discretionary authority to vote on at the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?
A:

Holders of record of our common stock at the close of business on April 15, 2025, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 135,952,062 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of our common stock will be entitled to one vote for each share of our common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares while attending the virtual Annual Meeting?
A:

Shares held in your name as the stockholder of record may be voted at the virtual Annual Meeting. Shares held beneficially in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Q:	How can I vote my shares without attending the virtual Annual Meeting?
A:	Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:
●	Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided on the proxy card.

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●	By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.
●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, our stockholders will be asked to vote:
(1)	to elect the three directors identified in this proxy statement to serve as Class I directors until the annual meeting held in 2028 and until their successors are duly elected and qualified;
(2)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025;
(3)	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
(4)	to approve an amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan;
(5)	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Q:	What is the voting requirement to approve each of the proposals?
A:

Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of this proposal.

Proposal Three — The affirmative vote of a majority of votes cast is required to approve, on an advisory (non- binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the meeting. This vote is advisory, and therefore not binding on our human capital committee or board of directors. Our board of directors and our human capital committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

Proposal Four — The affirmative vote of a majority of votes cast is required to approve the amendment to our Amended and Restated 2015 Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal, other than counting towards the quorum of the meeting.

Q:	How does the board of directors recommend that I vote?
A:	Our board of directors unanimously recommends that you vote your shares:
●	“FOR” each of the three nominees for election as director listed in Proposal One.

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●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.
●	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
●	“FOR” the approval of the amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan.
Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of record — If you are a stockholder of record and you:
●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or
●	sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. However, several large brokers have announced that they are eliminating the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine.” If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — Proposal Two, to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposals One, Three, or Four absent direction from you.

Please note that brokers may not vote your shares on the election of directors, the advisory vote on the compensation of our named executive officers or the amendment to our 2015 Equity Incentive Plan, in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?
A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

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Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares or (ii) by attending and voting at the Annual Meeting (please note that attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending and voting at the Annual Meeting.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Natera may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Natera or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

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Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2026 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2026 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 26, 2025, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders, including nominations for the election of directors. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who (i) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at such meeting, and (iii) has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our amended and restated bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereof) or (iii) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below). You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our amended and restated bylaws by contacting our Corporate Secretary at 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attn: Corporate Secretary.

The “Notice Deadline” is defined as that date which is not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2026 annual meeting of stockholders is no earlier than February 12, 2026 and no later than March 14, 2026. Proposals that are not received in a timely manner will not be voted on at the 2026 annual meeting of stockholders. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — Stockholders may recommend candidates to our board of directors for consideration by our nominating, corporate governance and compliance committee by following the procedures set forth above in “Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
A:

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our amended and restated bylaws is posted on the Investor Relations section of our website at http://investor.natera.com. All notices of proposals by stockholders, whether or not included in Natera’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary, 13011 McCallen Pass, Building A, Suite 100, Austin, TX 78753.

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Additional Information about the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
A:

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our 2024 Annual Report, primarily via the Internet. Beginning on or about April 24, 2025, we will mail to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, or, if you do not wish to participate in householding, and would like your own Notice, and, if applicable, the proxy materials in future years, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary, or call (650) 980-9190. Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Natera’s principal executive offices?
A:	Our principal executive offices are located at 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753. Our telephone number is (650) 980-9190.

Any written requests for additional information, copies of the proxy materials, including the 2024 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON JUNE 12, 2025.

The proxy statement and 2024 Annual Report are available at www.proxyvote.com.

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Appendix A – Amended and Restated 2015 Equity Incentive Plan

Natera, Inc.

2015 Equity Incentive Plan

(ORIGINALLY ADOPTED ON JUNE 18, 2015, AMENDED AND RESTATED ON MARCH 7, 2024, AND FURTHER AMENDED ON MARCH 6, 2025)

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Appendix A – Amended and Restated 2015 Equity Incentive Plan

Natera, Inc.

2015 Equity Incentive Plan

ARTICLE 1.    INTRODUCTION.

The Plan was originally adopted by the Board and effective on June 18, 2015, although no awards were granted prior to the IPO Date.  The Plan as most recently amended and restated was adopted by the Board on March 7, 2024 and shall be effective on the Restatement Effective Date in accordance with Article 13.1.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares and Stock Units. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2.    ADMINISTRATION.

2.1General.  The Plan may be administered by the Board or one or more Committees.  Each Committee shall have the authority and be responsible for such functions as have been assigned to it.  To the extent permitted by law, a Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan.

2.2Section 16.  To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3Powers of Administrator.  Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether, when and to what extent an Award has become vested and/or exercisable and whether performance-based vesting conditions have been satisfied, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.4Effect of Administrator’s Decisions.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

2.5Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

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ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

3.1Basic Limitation.  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 24,198,1781, (b) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan on the Restatement Effective Date, (c) any Common Shares subject to outstanding options under the Predecessor Plan on the Restatement Effective Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the Restatement Effective Date and that are subsequently forfeited to or repurchased by the Company and (d) the additional Common Shares described in Article 3.2; provided, however, that no more than 694,730 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2Share Counting.  To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan.  If SARs are exercised or Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Stock Units, as applicable, shall reduce the number available under Article 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan.  Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan.  To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.3Awards Not Reducing Share Reserve in Article 3.1.  To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.  In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.4Code Section 422 and Other Limits.  Subject to adjustment in accordance with Article 9:

(a)The aggregate grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company, together with the value of any cash compensation paid to the Outside Director during such fiscal year, may not exceed $900,000 (on a per-Director basis); provided, however, that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be $1,250,000.  For purposes of this limitation, the grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes.  For the sake of clarity, neither Awards granted, nor compensation paid, to an individual for his or her service as an Employee or Consultant, but not as an Outside Director, shall count towards this limitation.

(b)No more than 24,892,908 Common Shares may be issued under the Plan upon the exercise of ISOs.

1  Pursuant to this provision, the Plan was amended on March 6, 2025 to add 3,600,000 additional shares.

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Appendix A – Amended and Restated 2015 Equity Incentive Plan

ARTICLE 4.    ELIGIBILITY.

4.1Incentive Stock Options.  Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2Other Awards.  Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5.    OPTIONS.

5.1Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price, which shall be such price as is determined by the Administrator in its discretion; provided, however, that unless an Option is intended to comply with Code Section 409A (and not, for the avoidance of doubt, be exempt from Code Section 409A), the Exercise Price of any Option granted to a Participant subject to taxation in the United States shall be not less than 100% of the Fair Market Value of a Common Share on the date of grant; provided further, that the preceding clause shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5Death of Optionee.  After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6Modification or Assumption of Options.  Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding options.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

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5.7No Repricings or Cash Buyouts.  Notwithstanding anything in this Plan to the contrary, neither the Administrator nor any other person may, without the approval of the stockholders of the Company, (a) decrease the exercise price for any outstanding Option after the date of grant, (b) cancel, buyout or allow an Optionee to surrender an outstanding Option to the Company in exchange for cash or as consideration for the grant of a new Award if the exercise price of such Option exceeds the Fair Market Value of a Common Share on the date of such cancellation, buyout or surrender, or (c) take any other action with respect to an Option that would be treated as a repricing under GAAP or under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded), in each case, other than in connection with the provisions set forth in Article 9.

5.8Payment for Option Shares.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased.  In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a  Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.    STOCK APPRECIATION RIGHTS.

6.1SAR Agreement.  Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2Number of Shares.  Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3Exercise Price.  Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable.  The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant.  A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

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6.5Exercise of SARs.  Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6Death of Optionee.  After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7Modification or Assumption of SARs.  Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding SARs.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

6.8No Repricings or Cash Buyouts.  Notwithstanding anything in this Plan to the contrary, neither the Administrator nor any other person may, without the approval of the stockholders of the Company, (a) decrease the exercise price for any outstanding SAR after the date of grant, (b) cancel, buyout or allow an Optionee to surrender an outstanding SAR to the Company in exchange for cash or as consideration for the grant of a new Award if the exercise price of such SAR exceeds the Fair Market Value of a Common Share on the date of such cancellation, buyout or surrender, or (c) take any other action with respect to a SAR that would be treated as a repricing under GAAP or under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded), in each case, other than in connection with the provisions set forth in Article 9.

ARTICLE 7.    RESTRICTED SHARES.

7.1Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  Vesting conditions may include, at the Administrator’s discretion, service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof.  A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

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7.4Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides.  A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid.  In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8.     STOCK UNITS.

8.1Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  Vesting conditions may include, at the Administrator’s discretion, service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof.  A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days.  Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6Death of Recipient.  Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

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8.7Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Unit.

8.8Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.    ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1Adjustments.  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:

(a)The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.4;

(b)The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; or

(c)The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing.  Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share.  Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3Corporate Transactions.  In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

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(b)The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c)The substitution by the surviving entity or its parent of an equivalent  award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)The cancellation of outstanding Awards without payment of any consideration. Optionees shall be able to exercise outstanding Options and SARs, to the extent such Options and SARs are then vested or become vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs.  Any exercise of such Options and SARs during such period may be contingent on the closing of the transaction;

(e)The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f)The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.    OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of equity-based awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan.  Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

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ARTICLE 11.    LIMITATION ON RIGHTS.

11.1Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2Stockholders’ Rights.  Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4Transferability of Awards.  The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law.  Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

11.5Recoupment Policy.  All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6Other Conditions and Restrictions on Common Shares.  Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine.  Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally.  In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

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ARTICLE 12.    TAXES.

12.1General.  It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued on the date when they are withheld or surrendered.  Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3Section 409A Matters.  Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A.  To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise.  A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.4Limitation on Liability.  Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.    FUTURE OF THE PLAN.

13.1Effective Date; Term of the Plan.  The Plan was originally adopted by the Board and effective on June 18, 2015.  The Plan as most recently amended and restated was adopted by the Board on March 7, 2024 and shall be effective on the date of the approval of the Plan, as amended and restated, by the holders of the Common Shares entitled to vote at a duly constituted meeting of the Company’s stockholders (the “Restatement Effective Date”).  The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 3 that was also approved by the Company’s stockholders.

13.2Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3Stockholder Approval.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

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ARTICLE 14.    DEFINITIONS.

14.1“Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3“Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share or a Stock Unit.

14.4“Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5“Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6“Change in Control” means:

(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7“Code” means the Internal Revenue Code of 1986, as amended.

14.8“Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

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14.9“Common Share” means one share of the common stock of the Company.

14.10“Company” means Natera, Inc., a Delaware corporation.

14.11“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12“Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.13“Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.14“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.15“Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable.  If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

14.16“IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of common stock to the public.

14.17“ISO” means an incentive stock option described in Code Section 422(b).

14.18“NSO” means a stock option not described in Code Sections 422 or 423.

14.19“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.20“Optionee” means an individual or estate holding an Option or SAR.

14.21“Outside Director” means a member of the Board who is not an Employee.

14.22“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.23“Participant” means an individual or estate holding an Award.

14.24“Plan” means this Natera, Inc. 2015 Equity Incentive Plan, as amended from time to time.

14.25“Predecessor Plan” means the Company’s 2007 Stock Plan, as amended.

14.26“Restricted Share” means a Common Share awarded under the Plan.

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14.27“Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.28“SAR” means a stock appreciation right granted under the Plan.

14.29“SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.30“Securities Act” means the Securities Act of 1933, as amended.

14.31“Service” means service as an Employee, Outside Director or Consultant.

14.32“Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.33“Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

14.34“Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.35“Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.36“Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

14.37“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date

14.38“Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

104 2025 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NATERA, INC. 13011 MCCALLEN PASS BUILDING A SUITE 100 AUSTIN, TEXAS 78753 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Wednesday, June 11, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NTRA2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Wednesday, June 11, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received by 11:59 p.m. Eastern Time on Wednesday, June 11, 2025. NATERA, INC. V69199-P25941 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 01) Roy Baynes 02) Gail Marcus 03) Ruth Williams-Brinkley Nominees: 2. To ratify the appointment of Ernst & Young LLP as Natera, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To approve, on an advisory (non-binding) basis, the compensation of Natera, Inc.'s named executive officers as disclosed in the proxy statement. 4. To approve an amendment to Natera's Amended and Restated 2015 Equity Incentive Plan. 5. Such other business as may properly come before the Annual Meeting or any adjournment thereof. 1. To elect the three directors named below and in the proxy statement to serve as Class I directors until the annual meeting of stockholders to be held in 2028 and until their successors are duly elected and qualified. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: SCAN TO VIEW MATERIALS & VOTEw

V69200-P25941 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. NATERA, INC. Annual Meeting of Stockholders Thursday, June 12, 2025, 11:30 AM, Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steven Chapman and Michael Brophy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Natera, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM, Pacific Time on Thursday, June 12, 2025, virtually at www.virtualshareholdermeeting.com/NTRA2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side